UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BRAINSTORM CELL THERAPEUTICS INC.

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BRAINSTORM CELL THERAPEUTICS INC.
605 THIRD AVENUE, 34th FLOOR
NEW YORK, NY 10158
(646) 666-3188

July 22, 2014

Dear Stockholder:

Brainstorm Cell Therapeutics Inc. will hold its 2014 Annual Meeting of Stockholders on August 14, 2014 beginning at 9:00 a.m., Eastern time, at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116. We look forward to your attending either in person or by proxy. The enclosed notice of meeting, the proxy statement, and the proxy card from the Board of Directors describe the matters to be acted upon at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in our company.

Sincerely yours,
/s/ Anthony Fiorino Anthony Fiorino Chief Executive Officer

BRAINSTORM CELL THERAPEUTICS INC.
605 THIRD AVENUE, 34TH FLOOR
NEW YORK, NY 10158
(646) 666-3188

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
AUGUST 14, 2014

To the Stockholders of Brainstorm Cell Therapeutics Inc.:

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) will be held on August 14, 2014 at 9:00 a.m., Eastern time, at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116, for the following purposes:

1.	To elect each of Dr. Irit Arbel, Mordechai Friedman, Alon Pinkas, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka as members of the board of directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To authorize the Board of Directors, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders;

3.	To approve the Company’s 2014 Stock Incentive Plan;

4.	To approve the Company’s 2014 Global Share Option Plan;

5.	To ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year; and

6.	To transact such other business that may properly come before the Meeting and any adjournments or postponements of the Meeting.

As required, we conducted a “say-on-pay” advisory vote at the 2012 annual meeting, and a majority of stockholders who voted recommended that we conduct “say-on-pay” votes every three years. The Board of Directors accepted the stockholders’ recommendation. As a result, the next opportunity for an advisory “say-on-pay” vote will be included in the proxy materials for our 2015 Annual Meeting.

The Board of Directors has fixed the close of business on July 21, 2014 as the record date for the Meeting. All stockholders of record on that date are entitled to notice of, and to vote at, the Meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Thomas B. Rosedale
Thomas B. Rosedale, Secretary Boston, Massachusetts July 22, 2014

BRAINSTORM CELL THERAPEUTICS INC.

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on August 14, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Brainstorm Cell Therapeutics Inc. (the “Company”, “Brainstorm” or “we”) for use at the 2014 Annual Meeting of Stockholders (the “Meeting”) to be held on August 14, 2014, at the time and place set forth in the accompanying notice of the Meeting (the “Notice of Meeting”), and at any adjournments or postponements thereof. The approximate date on which the Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) are first being sent to stockholders is on or about July 22, 2014.

The Company’s principal executive offices are located at 605 Third Avenue, 34th Floor, New York, New York 10158, telephone number (646) 666-3188.

Important Notice Regarding Availability of Proxy Materials for the Meeting to Be Held on August 14, 2014: Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement, the Notice of Meeting and the 2013 Annual Report are available at https://materials.proxyvote.com/10501E.

Record Date, Outstanding Shares and Voting Rights

Only stockholders of record at the close of business on July 21, 2014 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the close of business on that date, there were 227,157,289 shares of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), outstanding and entitled to vote. Each outstanding share of the Company’s Common Stock entitles the record holder to cast one (1) vote for each matter to be voted upon.

The holders of a majority of all shares of the Common Stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock is required to authorize the Board, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders (Proposal No. 2). The affirmative vote of the holders of a majority of the votes cast in person or by proxy of the shares entitled to vote is required to approve the Company’s 2014 Stock Incentive Plan (Proposal No. 3), to approve the Company’s 2014 Global Share Option Plan (Proposal No. 4) and to ratify the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu (“Deloitte”), as the Company’s independent registered public accounting firm for the current fiscal year (Proposal No. 5).

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Shares which abstain from voting on a particular matter and broker non-votes will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. Similarly, abstentions and broker non-votes will have no effect on the voting to approve the 2014 Stock Incentive Plan, to approve the 2014 Global Share Option Plan, or to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the current fiscal year, which each require the affirmative vote of a majority of the votes cast or shares voting on the matter. Abstentions and broker non-votes, however, will have the same effect as a vote against the reverse stock split proposal because approval of this proposal requires the affirmative vote of a majority of all outstanding shares of the Company’s Common Stock.

Voting Instructions

Included with this Proxy Statement is a proxy card from your bank, broker or other nominee for the Meeting, with instructions for voting.

Those stockholders who elect to vote by mail, should complete, sign and return the proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and the shares will be voted at the Meeting in the manner directed. If you complete, sign and return your proxy card, it will be voted as you direct. In the event no choice is specified on a signed proxy card, the persons named as proxies will vote:

•	FOR the election of each of Dr. Irit Arbel, Mordechai Friedman, Alon Pinkas, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka as members of the board of directors;

•	FOR the authorization of the Board, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders;

•	FOR the approval of the Company’s 2014 Stock Incentive Plan;

•	FOR the approval of the Company’s 2014 Global Share Option Plan;

•	FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte, as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In their discretion, as to any other matter that may be properly brought before the Meeting or any adjournments or postponements thereof.

If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes”, the effect of which is discussed above in the section entitled “Record Date, Outstanding Shares and Voting Rights” above.

Discretionary Items	Non-Discretionary Items
Proposal No. 5 — Ratification of Deloitte as the Company’s independent registered public accounting firm

Proposal No. 1 — Election of Directors
Proposal No. 2 — To authorize the Board, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders

Proposal No. 3 — To approve the Company’s 2014 Stock Incentive Plan

Proposal No. 4 — To approve the Company’s 2014 Global Share Option Plan

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If you are a stockholder as of the Record Date and attend the Meeting, you may personally deliver your completed proxy card or vote in person at the Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the offices of BRL Law Group LLC, 425 Boylston Street, 3rd Floor, Boston, MA 02116, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy card.

Expenses and Solicitation

The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee, and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers, directors and employees of the Company may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. Such officers, directors and employees will receive no compensation in connection with any such solicitations, other than compensation paid pursuant to their duties described elsewhere in this Proxy Statement.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of meetings. This means that only one copy of our Proxy Statement, 2013 Annual Report or Notice of Meeting may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you write, email or call our Chief Executive Officer at 605 Third Avenue, 34th Floor, New York, New York 10158, email: info@brainstorm-cell.com, or telephone: (646) 666-3188. If you want to receive separate copies of the Proxy Statement, 2013 Annual Report or Notice of Meeting in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

 Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of June 20, 2014 with respect to the beneficial ownership of our Common Stock by the following: (i) each of our current directors; (ii) the Named Executive Officers (as defined in “Executive Compensation” below); (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of our Common Stock.

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For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our Common Stock issuable under options that are exercisable on or within 60 days after June 20, 2014 (Presently Exercisable Options) or under warrants that are exercisable on or within 60 days after June 20, 2014 (Presently Exercisable Warrants) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the Common Stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the Common Stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, New York 10158.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 224,834,618 shares of Common Stock outstanding as of June 20, 2014 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

	Shares Beneficially Owned
	Number of		Percentage of
Name of Beneficial Owner	Shares		Class
Directors and Named Executive Officers
Anthony Fiorino	—		—
Chaim Lebovits	60,776,524	(1)	23.8%
Alon Natanson (2)	—		—
Adrian Harel (3)	—		—
Liat Sossover	460,000	(4)	*
Uri Yablonka	500,000	(4)	*
Irit Arbel	3,648,333	(5)	1.6%
Mordechai Friedman	466,667	(4)	*
Alon Pinkas	440,000	(4)	*
Chen Schor	923,374		*
Robert Shorr	490,000		*
Malcolm Taub	798,333	(6)	*
All current directors and officers as a group (10 persons)	68,503,231	(7)	26.5%

5% Stockholders
ACCBT Corp.	60,776,524	(1)	23.8%
Morgan & Morgan Building
Pasea Estate, Road Town
Tortola
British Virgin Islands

Sabby Management, LLC	22,000,000	(8)	9.8%
10 Mountainview Road, Suite 205
Upper Saddle River, New Jersey 07458

*	Less than 1%.

(1)	Consists of (i) 29,006,924 shares of Common Stock owned by ACCBT Corp., (ii) 30,250,000 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants and (iii) 1,519,600 shares of Common Stock owned by ACC International Holdings Ltd. ACC International Holdings Ltd. and Chaim Lebovits, our President, may each be deemed the beneficial owners of these shares. Each of ACCBT Corp., ACC International Holdings Ltd. and Chaim Lebovits disclaims beneficial ownership over these shares except to the extent of its or his pecuniary interest therein.

(2)	Mr. Natanson resigned from the Company as of October 28, 2013.

(3)	Mr. Harel resigned from the Company on December 24, 2013.

(4)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

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(5)	Includes 1,348,333 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Dr. Arbel’s address is 6 Hadishon Street, Jerusalem, Israel. Each of ACCBT Corp., ACC International Holdings Ltd. and Chaim Lebovits disclaims beneficial ownership over these shares except to the extent of its or his pecuniary interest therein.

(6)	Includes 100,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(7)

Includes (i) 29,006,924 shares of Common Stock owned by ACCBT Corp. (Chaim Lebovits, our President, may be deemed to be the beneficial owner of these shares), (ii) 30,250,000 shares of Common Stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants (iii) 1,519,600 shares of Common Stock owned by ACC International Holdings Ltd. (Chaim Lebovits, our President, may be deemed to be the beneficial owner of these shares) and (iv) 3,315,000 shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(8)	Based on information provided in the Schedule 13G filed by Sabby Healthcare Volatility Master Fund, Ltd., Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz with the SEC on June 18, 2014. As calculated in accordance with Rule 13d-3 of the Exchange Act, (i) Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. beneficially own 12,000,000 and 10,000,000 shares of Common Stock, respectively, representing approximately 5.3% and 4.5% of the Common Stock, respectively, and (ii) Sabby Management, LLC and Hal Mintz each beneficially own 22,000,000 shares of the Common Stock, representing approximately 9.8% of the Common Stock. Sabby Management, LLC and Hal Mintz do not directly own any shares of Common Stock, but each indirectly owns 22,000,000 shares of Common Stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 22,000,000 shares of Common Stock because it serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., Cayman Islands companies. Mr. Mintz indirectly owns 22,000,000 shares of Common Stock in his capacity as manager of Sabby Management, LLC. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over these shares except to the extent of its or his pecuniary interest therein.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board recommends that the seven nominees named below be elected to serve on the Board, each of whom is presently serving as a member of the Board. The affirmative vote of the holders of a plurality of the votes cast in person or by proxy at an annual meeting of stockholders by the shares entitled to vote is required for the election by stockholders of directors to the Board. Shares of Common Stock represented by all proxies received and not marked so as to withhold authority to vote for any individual nominee or for all nominees will be voted for the election of the seven nominees named below. Each nominee has consented to being named in this Proxy Statement and has indicated his or her willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee selected by the Board. The Board has no reason to believe that any nominee will be unable to serve. Stockholders may vote for no more than seven nominees for director.

The Board currently has the following seven members: Dr. Irit Arbel, Mordechai Friedman, Alon Pinkas, Chen Schor, Dr. Robert Shorr, Malcolm Taub and Uri Yablonka.

Biographical and certain other information concerning the Company’s directors and the nominees for election to the Board is set forth below.

Nominees for Election to the Board of Directors

Name	Age	Position
Dr. Irit Arbel	54	Chairperson and Director
Mordechai Friedman	61	Director
Alon Pinkas	52	Director
Chen Schor	41	Director
Dr. Robert Shorr	60	Director
Malcolm Taub	68	Director
Uri Yablonka	37	Director

Additional Information Regarding Nominees

Dr. Irit Arbel has been a member of the Board of Directors of the Company since May 2004 and has served as Chair of the Board since April 2014. Dr. Arbel initially served as President of the Company for six months. Currently, Dr. Arbel is the Chair of the Governance, Nominating and Compensation Committee (the “GNC Committee”). Dr. Arbel serves as Executive Vice President, Research and Development at Savicell Diagnostic Ltd. since July 2012. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, developer of medical devices for wound healing. She was also Director of M&A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and CEO of Pluristem Life Systems, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel's Institute of Technology.

Mordechai Friedman joined the Company on April 4, 2011 as a member of the Board of Directors and as Chair of the Audit Committee of the Board. Mr. Friedman currently serves as Chairman of IPM Beer Tuvia Ltd. and Vice-Chairman of Triple-M Power Plants Ltd. From 2013 to 2014, Mr. Friedman served as Chief Executive Officer of Israel Financial Levers Ltd, an Israeli real estate company traded on Tel-Aviv Stock Exchange. From 2007 through 2010, Mr. Friedman served as the Chairman of the Board of The Israel Electric Corp., an electric utility company. From 2005 to 2007, Mr. Friedman served as Deputy Chairman of Brightman Almagor Zohar CPAs, the Israel Member Firm of Deloitte Touché Tohmatsu. Mr. Friedman has been a partner and director in several business ventures and companies in Israel and abroad in the transportation, consumer business, telecommunication and energy industries. Mr. Friedman currently serves as a director in the following public companies: (traded on Tel-Aviv Stock Exchange): (i) Elco Holdings Ltd. (Chairman of the Board); and (ii) Carmel Olefins Ltd. Mr. Friedman holds a B.A. in Economics and Accounting from Tel Aviv University..

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Alon Pinkas joined the Company on December 13, 2010 as a member of the Board of Directors. Mr. Pinkas served as the Israeli Consul General to New York from 2000 to 2004 and is an internationally respected foreign affairs analyst. Mr. Pinkas currently serves as an Adviser at Tigris Financial Group and the Rhodium Group. Mr. Pinkas currently serves as a director for Ormat Industries Limited, B.G.I. Investments (1961) Ltd. and Agri-Invest Ltd. Mr. Pinkas has a Bachelors Degree in Political Science from The Hebrew University of Jerusalem and a Masters Degree in Politics from Georgetown University.

Chen Schor joined the Company as a member of the Board of Directors on August 22, 2011. Mr. Schor is a global industry leader with vast experience in biotechnology, medical devices, business development and private equity. Mr. Schor led multiple licensing and M&A transactions valued at over $2 billion with companies such as GlaxoSmithKline, Amgen, Pfizer, Bayer, Merck-Serono and OncoGeneX Pharmaceuticals, and raised significant funds from reputable investors. Mr. Schor has a broad range of experience in multiple therapeutic areas including Neurology, Respiratory, Oncology, Auto-Immune, Genetic Diseases, and Women’s Health. In addition to leading the global business development at Teva Pharmaceuticals, Mr. Schor played a key role in building early stage companies to regulatory approvals, IPOs and M&As. From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceuticals. Prior to joining Teva, Mr. Schor was Chief Business Officer at Epix Pharmaceuticals, Inc. (formerly known as Predix Pharmaceuticals Inc.) from December 2003 until March 2009, leading the formation of more than $1.5 billion collaborations with GlaxoSmithKline, Amgen and additional pharmaceutical companies. Prior to joining Epix, Mr. Schor was a Partner at Yozma Venture Capital from September 1998 until December 2003, managing the fund’s investments in biotechnology and medical device companies. Mr. Schor previously held positions at Arthur Anderson and BDO consultants and holds an MBA, B.A. in biology, B.A. in economics and is a Certified Public Accountant (CPA).

Dr. Robert Shorr joined the Company as a member of the Board of Directors in March 2005. Since 1999, Dr. Shorr has served as Chief Executive Officer and Chief Science Officer of Cornerstone Pharmaceuticals, a biotechnology company. Since 1998, he has also been a member of the Department of Biomedical Engineering at SUNY Stony Brook, where he also serves as Director of Business Development for the university’s Center for Advanced Technology. He has served as trustee at the Tissue Engineering Charities, Imperial College, London since 1999. From 1999 until 2005, Dr. Shorr was Vice-President of Science and Technology (CSO) of United Therapeutics, a NASDAQ listed company. Prior to 1998 he held management positions at Enzon Inc., a NASDAQ listed company, and AT Biochem of which he was also founder. Dr. Shorr also served on the Board of Biological Delivery Systems Inc., a NASDAQ listed company. Dr. Shorr holds both a Ph.D. and a D.I.C. from the University of London, Imperial College of Science and Technology as well as a B.Sc. from SUNY Buffalo.

Malcolm Taub joined the Company in March 2009 as a member of the Board of Directors. He is a member of the GNC Committee of the Board of Directors. He has recently served as a member of the Company’s Deal Committee. Since October 2010, Mr. Taub has been a Partner at Davidoff Hutcher & Citron LLP, a full service law and government relations firm. He serves on the management committee of that firm. From 2001 to September 30, 2010, Mr. Taub was the Managing Member of Malcolm S. Taub LLP, a law firm which practiced in the areas of commercial litigation, among other practice areas. Mr. Taub also works on art transactions, in the capacity as an attorney and a consultant. Mr. Taub has acted as a consultant to the New York Stock Exchange in its Market Surveillance Department. Mr. Taub acts as a Trustee of The Gateway Schools of New York. Mr. Taub has served as an adjunct professor at Long Island University, Manhattan Marymount College and New York University Real Estate Institute. Mr. Taub holds a B.A. from Brooklyn College and a J.D. from Brooklyn Law School. Mr. Taub formerly served on the Board of Directors of Safer Shot, Inc. (formerly known as Monumental Marketing Inc.).

Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board of Directors. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 as Vice President, Business Development at ACC International Holdings Ltd. (“Holdings”). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011 Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008 he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent.

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Qualifications of Directors

The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including biotechnology (Drs. Arbel and Shorr and Mr. Schor), accounting (Mr. Friedman), health care and health policy (Uri Yablonka), foreign affairs (Mr. Pinkas) and law (Mr. Taub), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Drs. Arbel and Shorr and Mr. Friedman), as the consul general of Israel to New York and as chief of staff to Ministers of Foreign Affairs of Israel (Mr. Pinkas), as the director general of a governmental body (Uri Yablonka), as a managing member of a law firm (Mr. Taub) or overseeing business development at a pharmaceutical company (Mr. Schor). A number of the nominees have extensive public policy, government or regulatory experience, including Consul General of Israel, New York (Mr. Pinkas), which can provide valuable insight into issues faced by companies in regulated industries such as the Company. Dr. Arbel has served as the President of the Company and Uri Yablonka currently serves as Chief Operating Officer of the Company, which service has given them a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each nominee to serve as a member of the Board.

The Board recommends a vote FOR the election of the nominees named above as directors of the Company.

Certain Arrangements

On April 13, 2010, the Company, Dr. Abraham Israeli, then a member of the Board, and Hadasit Medical Research Services and Development Ltd. (Hadasit) entered into an Agreement, which was amended to clarify certain terms on December 31, 2011, pursuant to which Dr. Israeli agreed, during the term of the Agreement, to serve as (i) our Clinical Trials Advisor and (ii) a member of our Board. Any party may terminate the Agreement upon 30 days’ prior written notice to the other parties. In consideration of the services to be provided by Dr. Israeli to us under the Agreement, we agreed to grant options and warrants annually during the term of the Agreement for the purchase of our Common Stock, as follows:

•	an option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share to Dr. Israeli; and

•	warrants for the purchase of 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share to Hadasit,

Such options will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

In December 2013, the Board of the Company agreed to grant to Prof. Israeli additional options in connection with the yearly grant under the Hadasit Agreement.

The Hadasit Agreement was terminated effective April 25, 2014 when Dr. Israeli resigned from the Board. The Agreement provided terms for Prof. Israeli’s service as the Company’s Clinical Trials Advisor and a member of the Company’s Board, both of which ceased on April 25, 2014. As a result of the termination of the Agreement Prof. Israeli and Hadasit will no longer receive annual grants to purchase shares of Common Stock, and any outstanding and unvested grants made pursuant to the Agreement ceased to vest, and the grants shall be valid until and may be exercised only on or before October 25, 2014.

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On August 22, 2011, we entered into an agreement with Chen Schor, which was amended and restated on November 11, 2011 to clarify vesting terms (as amended and restated, the “Executive Director Agreement”) pursuant to which we pay $15,000 per quarter to Mr. Schor for his services as an Executive Board Member. In accordance with the terms of the Executive Director Agreement, the Company and Mr. Schor have also entered into an amended and restated Restricted Stock Agreement on November 11, 2011, pursuant to which Mr. Schor received 923,374 shares of our restricted Common Stock under our 2005 U.S. Stock Option and Incentive Plan. The shares vest over 3 years — 307,791 shares on August 22, 2012, 307,791 shares on August 22, 2013 and 307,792 shares on August 22, 2014. Mr. Schor is not entitled to any other compensation for his services as a member of the Board.

On June 6, 2014, the Company appointed Uri Yablonka as its Chief Operating Officer and director, effective June 6, 2014. On June 6, 2014, BrainStorm Cell Therapeutics Ltd., a wholly owned subsidiary of the Company (the “Subsidiary”), and Uri Yablonka entered into an employment agreement which sets forth the terms of Mr. Yablonka’s employment (the “Employment Agreement”). Pursuant to the Employment Agreement, Uri Yablonka will be paid a monthly salary of NIS31,900 (approximately U.S.$9,200 based on current currency exchange rates). Mr. Yablonka will also receive other benefits that are generally made available to the Company’s employees, including pension and education fund benefits. The Company will provide Mr. Yablonka with a Company car and cellular phone, and a gross-up payment for any taxes relating thereto. Mr. Yablonka also was granted a stock option (the “Initial Grant”) on June 6, 2014 under the Company’s Amended and Restated 2004 Global Share Option Plan for the purchase of 500,000 shares of the Company’s Common Stock (the “Shares”), which was fully vested and exercisable upon grant. The exercise price for the Initial Grant is $0.18 per share.

In addition, the Company agreed to grant Mr. Yablonka a stock option under the Global Plan (or the applicable successor option plan) for the purchase of up to 200,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) of the Company (the "Additional Options" and each an “Additional Option”) on the first business day after each annual meeting of stockholders (or special meeting in lieu thereof) of the Company beginning with the 2014 annual meeting, and provided that Mr. Yablonka remains an employee of the Company on each such date. The exercise price per share of the Common Stock subject to each Additional Option shall be equal to $0.05 (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like, or changes to the “Israeli Annual Option Award” under the Company’s Director Compensation Plan as amended from time to time). Each Additional Option will vest and become exercisable (“vest”) on each monthly anniversary date as to 1/12th the number of shares subject to the option over a period of twelve months from the date of grant such that each Additional Option will be fully vested and exercisable on the first anniversary of the date of grant, provided that Mr. Yablonka remains an employee of the Company on each such vesting date.

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PROPOSAL NO. 2
TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, SHOULD IT DEEM IT TO BE

APPROPRIATE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, TO

AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION, TO EFFECT A REVERSE STOCK

SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A

RATIO OF BETWEEN 1-FOR-10 AND 1-FOR-20, INCLUSIVE, WITHOUT FURTHER APPROVAL OR

AUTHORIZATION OF THE COMPANY’S STOCKHOLDERS.

General

The Company is considering effectuating a reverse stock split of the Company’s Common Stock on or prior to the first anniversary of the Meeting. Such action may be taken, among other reasons, in order to list the Company’s Common Stock on a national stock exchange, which may include the Nasdaq Capital Market or another Nasdaq exchange, an NYSE exchange or other stock exchange, or for reasons related to capital markets generally, including attracting institutional investors. If this proposal is approved by the Company’s stockholders at the Meeting or at an adjournment thereof, the Board would then have the discretion to implement a reverse stock split, within the parameters of the authority granted at the Meeting, on or prior to the first anniversary of the Meeting without seeking further approval or authorization of the Company’s stockholders.

The Company’s stockholders are being asked to approve the reverse stock split proposal at the ratio of between 1-for-10 and 1-for-20, inclusive. The Board has adopted a resolution, (i) declaring the advisability of amending the Company’s Certificate of Incorporation to effect a reverse stock split by a ratio of between 1-for-10 and 1-for-20, inclusive, subject to stockholder approval, and (ii) authorizing any other action it deems necessary or appropriate to effect such a reverse stock split, on or prior to the first anniversary of the Meeting, without further approval or authorization of the Company’s stockholders. The Board may subsequently effect, in its discretion, on or prior to the first anniversary of the Meeting a reverse stock split within the range approved by the stockholders based on its determination that such reverse stock split is appropriate and in the best interests of the Company and its stockholders.

If approved by the Company’s stockholders, and the Board determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders, the proposed reverse stock split could become effective on any date selected by the Board, provided that the date is on or prior to the first anniversary of the Meeting. The Board may only effect a proposed reverse stock split within the range approved. Any reverse stock split effected by the Board shall be with respect to a whole number of shares of Common Stock only (i.e., 1-for-10, 1-for-11, 1-for-12, etc.). Moreover, the Board reserves the right, even after stockholder approval, to forego effecting a reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and its stockholders. If the reverse stock split approved by the stockholders is subsequently not implemented by the Board and effected by the first anniversary of the Meeting, the proposal will be deemed abandoned, without any further effect. In such case, the Board may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Contingent on approval of this proposal by the requisite vote of the Company’s stockholders and thereafter implementation by the Board, upon filing of an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, the reverse stock split would be effective in accordance with such amendment.

Reasons for the Proposed Reverse Split

The primary reason for the proposed reverse split is to increase the per share market price of the Common Stock to enhance our ability to meet the initial listing requirements of a national stock exchange (which may include the Nasdaq Capital Market or another Nasdaq exchange, an NYSE exchange or other stock exchange) or to make our Common Stock more attractive to a broader range of institutional and other investors. In recent years, including currently, the closing bid price for the Company’s Common Stock has remained below $1.00 per share for extended periods. The Nasdaq Capital Market requires, among other things, a minimum bid price per share of $3.00 for the initial listing of the Company’s Common Stock and following initial listing, and maintenance of a continued price of at least $1.00 per share.

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The Board feels that the Company is at the threshold for listing on a national stock market, provided we can achieve and maintain the required minimum per share bid price. The Board recommends that the interest of the stockholders may be best served by a reverse stock split in order to increase the Common Stock bid price. The Company believes that the reverse stock split along with results of growth and operations could be a substantial basis for achieving the stock bid price necessary for a national stock market listing. However, there is no assurance that our stock price will achieve the minimum bid price amount and that our stock price will continue to meet the minimum requirement for continued listing.

In order to successfully list on a national securities exchange, the Company will also need to comply with additional quantitative (stockholders’ equity, size of stockholder base, market value of securities, size of the public float, number of market makers, etc.) and qualitative (corporate governance, director independence, Board and Audit Committee composition, etc.) initial listing requirements and to continue meeting such requirements on an ongoing, continuous basis.

Principal Effects of the Proposed Reverse Split

If the proposed reverse stock split is approved at the Meeting and the Board determines that a reverse stock split is appropriate and in the best interests of the Company and its stockholders and elects to effect a reverse stock split on or prior to the first anniversary of the Meeting, each outstanding share of the Company’s Common Stock would immediately and automatically be changed, as of the effective date of the reverse split, into the proportionate number of shares of the Company’s Common Stock and the number of shares of the Company’s Common Stock subject to outstanding options and warrants issued by the Company would be reduced proportionately and the respective exercise prices would be increased proportionately.

No fractional shares of the Company’s Common Stock would be issued by the Company in connection with a reverse split. Holders of the Company’s Common Stock who would otherwise receive a fractional share of the Company’s Common Stock pursuant to the reverse split would receive cash in lieu of the fractional share as explained more fully below.

The par value of the Company’s Common Stock would remain unchanged at $0.00005 per share, and the number of authorized shares of the Company’s Common Stock would remain unchanged.

If the reverse split is approved at the Meeting and effected by the Board on or prior to the first anniversary of the Meeting, the Board would fix a record date for the determination of shares subject to the reverse split. As of July 21, 2014, the Record Date for the Meeting, there were 227,157,289 shares of the Company’s Common Stock issued and outstanding. If additional shares of the Company’s Common Stock are issued or redeemed prior to the effective date of the reverse split, the actual number of shares issued and outstanding before and after the reverse split would increase or decrease accordingly.

Because the reverse split would apply to all issued and outstanding shares of the Company’s Common Stock and outstanding rights to purchase the Company’s Common Stock or to convert other securities into the Company’s Common Stock, the proposed reverse split would not alter the relative rights and preferences of existing stockholders. The reverse split would, however, effectively increase the number of shares of the Company’s Common Stock available for future issuances by the Board. The Company currently has no plans, arrangements or understandings with respect to the issuance of any of the shares that would be newly available for issuance as a result of the reverse split.

If the proposed reverse split is approved at the Meeting and effected by the Board on or prior to the first anniversary of the Meeting, some stockholders may consequently own less than one hundred shares of the Company’s Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a reverse split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Common Stock.

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If a reverse split is approved by the requisite vote of the stockholders, stockholders have no right under the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation or the Company’s Bylaws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

Cash Payment in Lieu of Fractional Shares

If the proposed reverse split is approved at the Meeting and effected by the Board, in lieu of any fractional shares to which a holder of the Company’s Common Stock would otherwise be entitled as a result of such reverse split, the Company would pay cash equal to the fair value of the Company’s Common Stock. Fair value of the Company’s Common Stock will be determined by multiplying the fractional share by the average of the closing trading prices of the Common Stock (as adjusted to reflect the reverse stock split) during regular trading hours for the five trading days immediately preceding the effective time of the reverse stock split.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of a reverse split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of a reverse split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of the Company’s Common Stock in exchange for their old shares of the Company’s Common Stock. The Company believes that because a reverse split would not be part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse split would likely have the following federal income tax effects:

A stockholder who receives solely a reduced number of shares of the Company’s Common Stock would not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock would equal the stockholder’s basis in its old shares of the Company’s Common Stock.

A stockholder who receives cash in lieu of a fractional share as a result of the reverse split would generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution would be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of the Company’s Common Stock will equal the stockholder’s basis in its old shares of the Company’s Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

The Company would not recognize any gain or loss as a result of a reverse split.

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Board Discretion to Implement the Reverse Stock Split

If the proposed reverse stock split is approved at the Meeting, the Board may, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, at any time on or prior to the first anniversary of the Meeting, authorize the reverse stock split and file the amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of amendment to the Company’s Certificate of Incorporation is attached as Appendix A to this Proxy Statement and would be tailored to the specific reverse split ratio to be effected. The determination by the Board to implement a reverse split of the Company’s Common Stock may be based on a number of factors, which may include an initial listing of the Company’s Common Stock on a national stock exchange (which may include the Nasdaq Capital Market or another Nasdaq exchange, an NYSE exchange or other stock exchange) or for other reasons related to the Company’s capital markets needs generally, including attracting institutional investors. If the Board determines to implement the reverse split of the Company’s Common Stock, the ratio chosen by the Board will depend on a number of factors, including market conditions, existing and expected trading prices for the Company’s Common Stock and the likely effect of business developments on the market price for the Company’s Common Stock. Notwithstanding approval of the reverse stock split at the Meeting, the Board may, in its discretion, determine not to implement the reverse split.

The Board recommends a vote FOR the proposal to authorize the Board, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its stockholders, to effect a reverse stock split of the Company’s Common Stock by a ratio of between 1-for-10 and 1-for-20, inclusive, without further approval or authorization of the Company’s stockholders.

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PROPOSAL NO. 3
APPROVAL OF THE BrainStorm Cell Therapeutics Inc.

2014 STOCK INCENTIVE PLAN

Overview

In the opinion of our Board, the future success of the Company depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On July 9, 2014, our Board adopted, subject to stockholder approval, the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan, which we refer to as the “2014 U.S. Plan”.

The 2014 U.S. Plan would allow for the issuance of up to 9,000,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool shall be shared with the 2014 Global Share Option Plan described in Proposal No. 4 (the “2014 Global Plan” and together with the 2014 U.S. Plan, the “Proposed Plans”) and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for issuance under the other plan.

The Company’s existing Amended and Restated 2004 Global Share Option Plan (the “2004 Global Plan”) and Amended and Restated 2005 U.S. Stock Option and Incentive Plan (the “2005 U.S. Plan” and together with the 2004 Global Plan, the “Prior Plans”) expire on November 5, 2014 and March 28, 2015, respectively. We will no longer issue awards under each of the 2005 U.S. Plan or the 2004 Global Plan upon the respective approval by stockholders of the 2014 U.S. Plan and the 2014 Global Plan, however, grants that were made prior to the expiration of these plans will remain outstanding pursuant to their terms.

Our Board approved the Proposed Plans, subject to stockholder approval. If the stockholders do not approve the Proposed Plans, our ability to grant any further options to our employees and members of our Board or make any further awards of stock will terminate when the Prior Plans expire. This is likely to adversely impact our ability to attract, retain and motivate current and prospective employees and members of the Board.

The 2014 U.S. Plan is intended to be a broad-based plan that allows for the issuance of equity awards to our employees and members of the Board. Approximately 13 employees, or about 81% of our employee population, currently participate in our equity incentive compensation programs. In addition, consultants and advisors, as well as our non-employee directors, currently participate in our equity incentive compensation programs.

The Board believes that approving the 2014 U.S. Plan is appropriate and in the best interests of stockholders given the highly competitive environment in which we recruit and retain employees, the dilution rate of our peers and our historical rate of issuing equity awards. Our Board and management will carefully consider all proposed grants under the 2014 U.S. Plan.

In developing our share request for the Proposed Plans’ pool and analyzing the impact of utilizing equity on our stockholders, our Board considered our “burn rate” and “overhang.” Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Overhang is a measure of potential dilution and is defined as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our overhang at December 31, 2013 was 8.26%. If the 9,000,000 shares proposed to be authorized for grant under the 2014 U.S. Plan are included in the calculation, our overhang would have been 12.73% at December 31, 2013.

As of June 20, 2014 under the 2004 Global Plan, we had granted a total of 13,584,985 options with various exercise prices (a weighted average exercise price of $0.16756, and expiration dates, to service providers, subcontractors, directors, officers, and employees, and under the 2005 U.S. Plan, we had issued an additional 11,750,040 shares of restricted stock and options to Scientific Advisory Board members, consultants, and directors. As of June 20, 2014, there were 2,808,437 shares available for issuance under the Prior Plans.

The Board believes the approval of the 2014 U.S. Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of Proposal No. 3 approving the 2014 U.S. Plan.

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Summary of the 2014 U.S. Plan

The following summary of the 2014 U.S. Plan is qualified in its entirety by reference to the 2014 U.S. Plan, a copy of which is attached as Appendix B to this proxy statement. In addition, a copy of the 2014 U.S. Plan may be obtained by making a written request to our Secretary at Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, NY 10158. References to the Board in this summary shall include the GNC Committee of the Board or any similar committee appointed by the Board to administer the 2014 U.S. Plan.

Types of Awards; Shares Available for Issuance

The 2014 U.S. Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, and restricted stock awards; we refer to these securities as Awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, Awards may be made under the 2014 U.S. Plan for up to 9,000,000 shares of our Common Stock (which pool shall be shared with the 2014 Global Plan). In addition, if any Award granted under the 2014 U.S. Plan expires or is terminated, surrendered, cancelled, forfeited or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 2014 Global Plan or the 2014 U.S. Plan (subject, in the case of incentive stock options, to any limitations under the Code). However, shares of Common Stock delivered to us by a participant to purchase Common Stock upon exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of Common Stock available for the future grant of Awards under the 2014 U.S. Plan. In addition, Common Stock repurchased by us on the open market using proceeds from the exercise of an Award shall not increase the number of shares of Common Stock available for future grant of Awards under the 2014 U.S. Plan or the 2014 Global Plan.

The pool of shares available for issuance under the 2014 U.S. Plan is the same pool of shares reserved and available for issuance under the 2014 Global Plan. Accordingly, shares issued pursuant to awards under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for future issuance under each plan, and shares that are returned under such plans are returned to the shared pool.

Certain sub-limitations apply to the shares available for issuance under the 2014 U.S. Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2014 U.S. Plan is 1,000,000 shares per calendar year.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant Awards under the 2014 U.S. Plan in substitution for an option or other stock or stock-based Awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on Awards contained in the 2014 U.S. Plan. Substitute Awards granted under the 2014 U.S. Plan in connection with a merger or consolidation of an entity with Brainstorm Cell Therapeutics Inc. or the acquisition by Brainstorm Cell Therapeutics Inc. of property or stock of an entity shall not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2014 U.S. Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Common Stock on the effective date of grant; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the Common Stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock. Under the terms of the 2014 U.S. Plan, stock options may not be granted for a term in excess of 10 years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock). Any or all of the Awards available under the 2014 U.S. Plan may be in the form of incentive stock options. The 2014 U.S. Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash, check or wire transfer, or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to us of shares of Common Stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of Common Stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our Common Stock on the date of exercise, (iv) to the extent provided in the applicable option agreement or approved by our Board, by any other lawful means, or (v) any combination of the foregoing.

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Limitation on Repricing of Options; Other Limitations. With respect to options, unless such action is approved by stockholders or permitted under the terms of the 2014 U.S. Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option granted under the 2014 U.S. Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option, (ii) cancel any outstanding option (whether or not granted under the 2014 U.S. Plan) and grant in substitution therefor new Awards under the 2014 U.S. Plan (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity, covering the same or a different number of shares of Common Stock and having an exercise price or measurement price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding option with an exercise price per share above the then-current fair market value of our Common Stock, or (iv) take any other action under the 2014 U.S. Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market. No option granted under the 2014 U.S. Plan shall contain any provision entitling the grantee to the automatic grant of additional options in connection with any exercise of the original option or provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. We may issue Awards entitling recipients to acquire shares of our Common Stock subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Performance Awards. Restricted Stock granted under the 2014 U.S. Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the GNC Committee of our Board shall specify, at the time of grant, that such Performance Award will be granted, vest and/or pay out solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the GNC Committee:

•	earnings per share;

•	return on average equity or average assets with respect to a pre-determined peer group;

•	earnings;

•	earnings growth;

•	revenues;

•	expenses;

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•	stock price;

•	market share;

•	return on sales, assets, equity or investment;

•	regulatory compliance;

•	achievement of balance sheet or income statement objectives;

•	total stockholder return;

•	net operating profit after tax;

•	pre-tax or after tax income;

•	cash flow;

•	achievement of research, development, clinical or regulatory milestones;

•	product sales;

•	business development activities;

•	the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•	achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; and

•	improvement of financial ratings.

The preceding performance criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The GNC Committee may specify that such performance measures shall be adjusted to exclude any one or more of:

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•	extraordinary items;

•	gains or losses on the dispositions of discontinued operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset;

•	fluctuation in foreign currency exchange rates; and

•	charges for restructuring and rationalization programs.

Such performance measures (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the GNC Committee; and (iii) shall be set by the GNC Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The GNC Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Brainstorm Cell Therapeutics Inc. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board. Dividend equivalents with respect to Performance Awards will be subject to the same restrictions on transfer and forfeitability as the underlying Performance Award.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant. A participant’s rights to sell Common Stock may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters. Without derogating from the scope of the above, the Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of Common Stock shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the Common Stock held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Brainstorm Cell Therapeutics Inc. and of our present or future parent or subsidiary corporations and any other business venture in which Brainstorm Cell Therapeutics Inc. has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2014 U.S. Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. As of July 1, 2014, approximately 22 persons would be eligible to receive Awards under the 2014 U.S. Plan upon approval, including our executive officers and non-employee directors. The granting of Awards under the 2014 U.S. Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On July 21, 2014, the last reported sale price of our Common Stock on the OTCQB Marketplace, operated by OTC Markets Group, was $0.3575.

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Administration

Our Board administers the 2014 U.S. Plan and is authorized to grant Awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2014 U.S. Plan and to construe and interpret the provisions of the 2014 U.S. Plan and any Award agreements entered into under the 2014 U.S. Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2014 U.S. Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency.

Pursuant to the terms of the 2014 U.S. Plan, our Board may delegate authority under the 2014 U.S. Plan to one or more committees or subcommittees of our Board. Our Board has authorized the GNC Committee to administer certain aspects of the 2014 U.S. Plan, including the granting of awards to directors and executive officers. The GNC Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2014 U.S. Plan:

•	the number of shares of Common Stock covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

•	the exercise price of Awards;

•	the effect on Awards of a change in control of Brainstorm Cell Therapeutics Inc.; and

•	the duration of Awards.

To the extent permitted by applicable law, our Board may delegate to one or more of our officers the power to grant stock options and certain Awards to our employees or non-executive officers and to exercise such other powers under the 2014 U.S. Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant. No officer shall be authorized to grant Awards to any of our executive officers.

Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the Nasdaq Listing Rules.

The Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except as otherwise provided under the terms of the 2014 U.S. Plan in the case of Performance Awards.

Except as otherwise provided under the 2014 U.S. Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and our Board need not treat participants uniformly. Our Board shall determine the effect on an Award of the disability, death, retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights under the Award.

We are required to make equitable adjustments (in the manner determined by our Board) to the number and class of securities available under the 2014 U.S. Plan, the share counting rules and sub-limits set forth in the 2014 U.S. Plan, and any outstanding Awards under the 2014 U.S. Plan to reflect stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our Common Stock other than ordinary cash dividends.

All decisions by the Board shall be made in the Board’ sole discretion and shall be final and binding on all persons having or claiming any interest on the 2014 U.S. Plan or in any Award.

Amendment of Awards. Except as otherwise provided under the 2014 U.S. Plan with respect to repricing outstanding stock options, Performance Awards or actions requiring stockholders approval, our Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2014 U.S. Plan or the change is otherwise permitted under the terms of the 2014 U.S. Plan in connection with a change in capitalization or reorganization event.

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Reorganization Events

Definitions. The 2014 U.S. Plan contains provisions addressing the consequences of any reorganization event. A “reorganization event” is defined under the terms of the 2014 U.S. Plan to mean (a) a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Common Stock of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (b) a sale of all or substantially all of the assets or shares of the Company to another entity, or (c) any liquidation or dissolution of the Company.

Awards Other than Restricted Stock; Options Available to the Board. Under the 2014 U.S. Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between a participant and us): (A) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (B) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (C) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (D) in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (X) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (Y) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (E) provide that, in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (F) any combination of the foregoing. Our Board is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

For purposes of clause (A) above (providing for the assumption of Awards by an acquiring or succeeding corporation), an Award (other than Restricted Stock) shall be considered assumed if, following the consummation of the reorganization event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the reorganization event, the consideration (whether cash, securities or other property) received as a result of the reorganization event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the reorganization event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided however, that if the consideration received as a result of the reorganization event is not solely Common Stock of the acquiring or succeeding corporation (or an affiliate thereof), we may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of Common Stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding Restricted Stock shall inure to the benefit of our successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment.

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Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between the participant and us, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

Our Board may from time to time establish one or more sub-plans under the 2014 U.S. Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. Our Board shall establish such sub-plans by adopting supplements to the 2014 U.S. Plan containing any limitations on our Board’s discretion under the 2014 U.S. Plan as our Board shall deem necessary or desirable and any additional terms and conditions not otherwise inconsistent with the 2014 U.S. Plan that our Board shall deem necessary or desirable. All supplements adopted by our Board shall be deemed to be part of the 2014 U.S. Plan, but each supplement shall apply only to participants within the affected jurisdiction.

Amendment or Termination

Our Board may amend, suspend or terminate the 2014 U.S. Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until our stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until our stockholders approve such amendment; and (iii) if the Nasdaq Stock Market amends the rules of the Nasdaq Stock Market so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the rules of the Nasdaq Stock Market, no amendment to the 2014 U.S. Plan (A) materially increasing the number of shares authorized under the 2014 U.S. Plan (other than as provided for in the 2014 U.S. Plan in connection with substitute Awards, changes in capitalization or reorganization events), (B) expanding the types of Awards that may be granted under the 2014 U.S. Plan, or (C) materially expanding the class of participants eligible to participate in the 2014 U.S. Plan shall be effective unless and until our stockholders approve such amendment. In addition, if at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2014 U.S. Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2014 U.S. Plan at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2014 U.S. Plan.

Effective Date and Term of 2014 U.S. Plan

The 2014 U.S. Plan shall become effective on the date the plan is approved by our stockholders. No Awards shall be granted under the 2014 U.S. Plan after the expiration of 10 years from the effective date, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2014 U.S. Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

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Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Brainstorm Cell Therapeutics Inc. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board recommends a vote FOR the proposal to approve the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan.

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PROPOSAL NO. 4
APPROVAL OF THE BrainStorm Cell Therapeutics Inc.

2014 GLOBAL SHARE OPTION PLAN

Overview

In the opinion of our Board, the future success of the Company depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. On July 9, 2014, our Board adopted, subject to stockholder approval, the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, which we refer to as the “2014 Global Plan”.

The 2014 Global Plan would allow for the issuance of up to 9,000,000 shares (subject to adjustment for certain changes in the Company’s capitalization) of our Common Stock, which pool shall be shared with the 2014 Stock Incentive Plan described in Proposal No. 3 (the “2014 U.S. Plan” and together with the 2014 Global Plan, the “Proposed Plans”) and, accordingly, shares issued pursuant to awards issued under either the 2014 Global Plan or the 2014 U.S. Plan shall reduce the number of shares available for issuance under the other plan.

The Company’s existing Amended and Restated 2004 Global Share Option Plan (the “2004 Global Plan”) and Amended and Restated 2005 U.S. Stock Option and Incentive Plan (the “2005 U.S. Plan” and together with the 2004 Global Plan, the “Prior Plans”) expire on November 5, 2014 and March 28, 2015, respectively. We will no longer issue awards under each of the 2005 U.S. Plan or the 2004 Global Plan upon the respective approval by stockholders of the 2014 U.S. Plan and the 2014 Global Plan, however, grants that were made prior to the expiration of these plans will remain outstanding pursuant to their terms.

Our Board approved the Proposed Plans, subject to stockholder approval. If the stockholders do not approve the Proposed Plans, our ability to grant any further options to our employees and members of our Board or make any further awards of stock will terminate when the Prior Plans expire. This is likely to adversely impact our ability to attract, retain and motivate current and prospective employees and members of the Board.

The 2014 Global Plan is intended to be a broad-based plan that allows for the issuance of equity awards to our employees and members of the Board. Approximately 13 employees, or about 81% of our employee population, currently participate in our equity incentive compensation programs. In addition, consultants and advisors, as well as our non-employee directors, currently participate in our equity incentive compensation programs.

The Board believes that approving the 2014 Global Plan is appropriate and in the best interests of stockholders given the highly competitive environment in which we recruit and retain employees, the dilution rate of our peers and our historical rate of issuing equity awards. Our Board and management will carefully consider all proposed grants under the 2014 Global Plan.

The Board believes the approval of the 2014 Global Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of Proposal No. 4 approving the 2014 Global Plan.

Description of the 2014 Global Plan

The following description of certain features of the 2014 Global Plan, including Appendix A thereto related to participants who are residents of Israel (the “Israeli Appendix”), is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2014 Global Plan and the Israeli Appendix, which are attached hereto as Appendix C.

Administration.  The 2014 Global Plan is administered by the GNC Committee of the Board.

Participation.  The 2014 Global Plan provides that the persons eligible for participation in the 2014 Global Plan shall include employees, officers, directors, and/or service providers such as consultants, or advisers of the Company or any affiliate, or any other person who is not an employee (also referred to as non-employee). In determining the eligibility of an individual to be granted awards pursuant to the 2014 Global Plan, as well as in determining the number of awards to be granted to any individual, the GNC Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual’s service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the GNC Committee deems relevant.

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Terms and Provisions of Options.  Options granted under the 2014 Global Plan are exercisable at such times and during such period as is set forth in the award agreement, and shall terminate upon the earlier of (i) the date set forth in the award agreement, (ii) the expiration of ten (10) years from the date of grant, or (iii) the expiration of any extended period in any of the events set forth below. The award agreement may contain such provisions and conditions as may be determined by the GNC Committee. The option exercise price for each share subject to an option shall be determined by the GNC Committee in its sole and absolute discretion in accordance with applicable law (and may be less than fair market value, subject to applicable law), subject to any guidelines as may be determined by the Board from time to time. The exercise price shall be payable upon the exercise of an option in cash, check, or wire transfer.

An option or any right with respect thereto of any optionee to exercise an option granted under the 2014 Global Plan is not assignable or transferable, nor may it be given as collateral nor may any right with respect thereto be given to a third party whatsoever, other than by will or the laws of descent and distribution, or as specifically otherwise allowed under the 2014 Global Plan. Moreover, during the lifetime of the optionee, each and all of such optionee’s rights to purchase shares under the 2014 Global Plan shall be exercisable only by the optionee.

In the event of a termination of optionee’s employment or service, all options granted to such optionee shall immediately expire. Notwithstanding the foregoing and unless otherwise determined in the optionee’s award agreement, an option may be exercised after the date of termination as follows: If the termination is without cause, the unexpired vested options still in force may be exercised within a period of three (3) months after the date of such termination. If such termination of employment is the result of death or disability, the vested unexpired options still in force may be exercised within a period of twelve (12) months after such date of termination. If such termination of employment or service is for cause, any outstanding unexercised option will immediately expire and terminate, and the optionee shall not have any right in respect thereof. In no event shall an option be exercisable after the date upon which it expires by its terms. The GNC Committee has the authority to extend the term of all or part of the vested options beyond the date of such termination for a period not to exceed the period during which the options by their terms would otherwise have been exercisable.

Restricted Stock.  Restricted stock and other equity-based awards may be issued to all participants either alone or in addition to other awards granted under the 2014 Global Plan. Such awards will be subject to such conditions and restrictions as the GNC Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. The purchase price (if any) of shares of restricted stock will be determined by the GNC Committee. If the performance goals and other restrictions are not attained, the grantee will automatically forfeit their awards of restricted stock to the Company.

Merger; Acquisition; Reorganization.  The 2014 Global Plan provides that in the event of a merger, acquisition, or reorganization of the Company or in the event of a sale of all or substantially all of the assets or shares of the Company to another entity (a “Transaction”) the unexercised or restricted portion of each award shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the successor corporation (or a parent or subsidiary of the successor corporation) as were distributed to the stockholders of the Company in connection with the Transaction. In the case of such assumption and/or substitution of awards, appropriate adjustments shall be made to the exercise price so as to reflect such award and all other terms and conditions of the award agreements, all subject to the determination of the GNC Committee or the Board, which determination shall be in their sole discretion and final. The 2014 Global Plan further provides that in the event that the outstanding shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split or reverse share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to the 2014 Global Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding shares. Upon the occurrence of any of the above, the class and aggregate number of shares issuable pursuant to the 2014 Global Plan, in respect of which awards have not yet been exercised, shall be appropriately adjusted.

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The Board or the GNC Committee shall also have the power to determine that in certain award agreements there shall be a clause instructing that if in any Transaction the successor corporation (or parent or subsidiary of the successor corporation) does not agree to assume or substitute the awards, the vesting dates of outstanding awards shall be accelerated so that any unvested or restricted award or any portion thereof shall be immediately vested ten (10) days prior to the effective date of the Transaction.

Upon voluntary dissolution or liquidation of the Company, the Company shall immediately notify all unexercised award holders of such voluntary liquidation, and the award holders shall then have ten (10) days to exercise any unexercised vested options or vested award held by them at that time. Upon the expiration of such ten-day period, all remaining outstanding awards will terminate immediately.

Limitations; Blackout Periods The 2014 Global Plan provides that each participant’s rights to sell shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the participant unconditionally agrees and accepts any such limitations. The GNC Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of participants and/or with respect to all or certain types of awards, during which the vesting and/or exercise of awards and/or sale of shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, participants will not be able to exercise the options (or other awards) and/or receive and/or sell the shares held by or on behalf of the participants and the Company shall not bear any liability to participants for any claim, loss or liability that may result from such restrictions.

Termination and Amendment.  Unless sooner terminated, the 2014 Global Plan shall terminate ten (10) years from July 9, 2014, the date upon which it was adopted by the Board. The Board may at any time terminate or suspend the 2014 Global Plan or make such modification or amendment as it deems advisable; provided, however, that no amendment, alteration, suspension or termination of the 2014 Global Plan shall impair the rights of any participant, unless mutually agreed otherwise by the participant and the Company. Termination of the 2014 Global Plan prior to the termination date shall not affect the Board of Director’s ability to exercise the powers granted to it thereunder with respect to awards granted under the 2014 Global Plan prior to the date of such earlier termination. The Company shall obtain the approval of the Company’s stockholders for amendment to the 2014 Global Plan if stockholders’ approval is required under any applicable law or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

Plan Benefits

Under the Proposed Plans we may grant awards to employees, officers, directors, consultants and advisors (including Scientific Advisory Board members). The amount and timing of awards granted under the Proposed Plans is determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The granting of awards under the Proposed Plans is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

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Israeli Appendix and Tax Matters

Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended (the “Section 102”; “Tax Ordinance”, respectively) shall apply to allocation of Awards and/or shares to employees, directors and office holders, but excluding controlling shareholders (as defined in Section 32(9) of the Ordinance) (the “Employees”). Awards granted under Section 102 may be classified as Approved 102 Award to be held by a trustee for the benefit of the Employees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Trustee”; “Holding Period”, respectively) or as Unapproved 102 Award, without a trustee. The Trustee is appointed by the Company and approved by the Israeli Tax Authorities. Under the trustee track, the trustee may not release any Approved 102 Awards or shares allocated or issued upon exercise of Approved 102 Awards prior to the end of the Holding Period and the full payment of participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares allocated or issued upon exercise of such Awards. With respect to any Approved 102 Award, a participant shall not sell or release from trust any share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including bonus shares, until the lapse of the Holding Period described above. If any such sale or release shall occur during the Holding Period the sanctions under Section 102 shall apply and shall be borne by such participant. Approved 102 Awards may either be classified as “ordinary income award” or “capital gains award”. The classification of the type of awards as “ordinary income award” or “capital gain award” depends on the election made by the Company prior to the date of grant, and obligates the Company to grant such type of award to all of its Employees for a period of one year following the year during which the elected type of awards were first granted.

We expect to grant Awards to our Employees as Approved 102 Awards under the capital gain track. The 2014 Global Plan and the relevant election will be appropriately filed with the Israeli tax authorities at least 30 days before the grants of Approved 102 Awards are made. Under such track, the Employee will be taxed at capital gain rates upon the sale of shares received following the exercise of such awards or upon release of such shares from trust, whichever is earlier, provided that the conditions of the “capital gains track” are met.

The Board recommends a vote FOR the proposal to approve the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan.

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PROPOSAL NO. 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board has appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the current fiscal year. Deloitte has audited the financial statements of the Company since the fiscal year ended December 31, 2008. The Board is asking the Company’s stockholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Deloitte as the Company’s independent registered public accounting firm, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte is not expected to be present at the Meeting and will not have the opportunity to make a statement or be available to respond to appropriate questions from stockholders.

The Board recommends a vote FOR ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of Board

The Board has determined that each of Dr. Arbel, Mr. Friedman, Mr. Pinkas, Dr. Shorr and Mr. Taub satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board.

The Board and the Audit and the Governance, Nominating and Compensation (“GNC”) Committees are comprised entirely of independent directors.

Board Leadership Structure

On April 25, 2014, the Board elected Dr. Arbel to serve as Chair of the Board. Previously, Abraham Israeli served as Chairman of the Board. The Chair presides at all Board meetings. The Chair’s role and responsibilities include maintaining an active relationship with the Chief Executive Officer, participating in preparation for Board meetings (suggesting agenda items as appropriate), serving as a supplemental channel for communications between Board members and the Chief Executive Officer and providing counsel to individual directors on the performance of their duties. The position of Chair and Chief Executive Officer are separate. Together, the Chair and Chief Executive Officer provide strategic guidance and oversight to the Company. The Board believes that Dr. Arbel serving as Chair is optimal because it will provide the Board with strong and consistent leadership, and the other members of the Board bring various perspectives and opinions. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.

Risk Management and Oversight Process

The Company is a development stage company and as such has not yet developed a risk management policy or procedure. Generally, the entire Board, the Audit Committee and the GNC Committee are involved in overseeing risks associated with the Company and monitor and assess those risks in reviews with management and with the Company’s outside advisors and independent registered public accounting firm. The Audit Committee reviews regulatory risk, operational risk and enterprise risk, particularly as they relate to financial reporting, on a regular basis with management, the Company’s independent registered public accounting firm and the Company’s outside consultants and advisors. In its regular meetings, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The GNC Committee monitors the Company’s governance and succession risk by review with management and outside advisors. The GNC Committee also monitors CEO succession and the Company’s compensation policies and related risks by reviews with management.

Diversity

Diversity has always been very important to us. Although we have no formal separate written policy, the Board annually reviews the appropriate skills and characteristics of the members of the Board and diversity is one of the factors used in this assessment.

Board Meetings

The Board held seven meetings during the fiscal year ended December 31, 2013. During the fiscal year ended December 31, 2013, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served other than Malcolm Taub who missed three Board meetings, Moti Friedman who missed two Board meetings, Alon Pinkas who missed two Board meetings and Dr. Robert Shorr who missed three Board meetings. The Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. None of the Company’s directors attended the prior year’s annual meeting.

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Committees of the Board

Audit Committee

On February 7, 2008, the Board established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which assists the Board in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee preapproves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Audit Committee, which is available in the corporate governance section of the Company’s website at www.brainstorm-cell.com . The Audit Committee currently consists of Mr. Friedman (Chair), Dr. Arbel and Mr. Pinkas, each of whom is independent as defined under applicable Nasdaq listing standards. The Board has determined that Mr. Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings during the fiscal year ended December 31, 2013.

GNC Committee

On June 27, 2011, the Board established a standing GNC Committee, which assists the Board in fulfilling its responsibilities relating to (i) compensation of the Company’s executive officers, (ii) the director nomination process and (iii) reviewing the Company’s compliance with SEC corporate governance requirements. The Board has adopted a written charter for the GNC Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com . The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Shorr and Mr. Taub, each of whom is independent as defined under applicable Nasdaq listing standards. The GNC Committee held no meetings during the fiscal year ended December 31, 2013.

The GNC Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of the Company and reviews and makes recommendations to the Board with respect to director compensation. The GNC Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these goals and objectives, and sets the Chief Executive Officer’s compensation level based on this evaluation. The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation. In addition, the GNC Committee administers the Company’s stock incentive compensation and equity-based plans.

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The GNC Committee makes recommendations to the Board concerning all facets of the director nominee selection process. Generally, the GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Board considers the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholder Nominations

On June 27, 2011, the Board adopted the Brainstorm Cell Therapeutics Inc. Stockholder Nominations and Communications Policy (the “Policy”), pursuant to which procedures by which stockholders may recommend nominees to our Board were established. Previously, we had no formal policy by which a stockholder could recommend nominees to our Board.

Pursuant to the Policy, stockholders may recommend nominees for consideration by submitting the following information to our Secretary at our executive offices: (i) a current resume and curriculum vitae of the candidate; (ii) a statement describing the candidate’s qualifications; and (iii) contact information for personal and professional references. In addition, submission must include the name and address of the stockholder making the nomination, the number of shares which are owned by such stockholder and a description of all arrangements or understandings between such stockholder and the candidate. Assuming that the required material has been provided on a timely basis, the GNC Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Family Relationships

There are no family relationships between the executive officers or directors of the Company.

Involvement in Certain Legal Proceedings

None.

Stockholder Communication with the Board

On June 27, 2011, the Board adopted the Policy, as defined above under “Stockholder Nominations,” pursuant to which procedures by which stockholders may communicate with our Board were established. Previously, we had no formal policy by which a stockholder could communicate with our Board.

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Under the Policy, stockholders may send written communications to the Board or any individual members to the attention of the Company’s Secretary at the Company’s offices, 605 Third Avenue, 34th Floor, New York, NY 10158. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which the Company tends to receive repetitive or duplicate communications, or patently offensive or otherwise inappropriate material.

ADDITIONAL INFORMATION

Executive Officers

Set forth below is a summary description of the principal occupation and business experience of each of the Company’s current executive officers.

Name	Age	Position
Anthony Fiorino	46	Chief Executive Officer
Chaim Lebovits	43	President
Liat Sossover	46	Chief Financial Officer
Uri Yablonka	37	Chief Operating Officer

Dr. Tony Fiorino joined the Company on June 9, 2014 as Chief Executive Officer. Dr. Fiorino is an experienced biotechnology executive, entrepreneur and investor with expertise in clinical drug development, biotechnology finance and portfolio management. Dr. Fiorino joined BrainStorm from Greywall Asset Management, where he was a Managing Director and served as a biopharmaceuticals analyst from January 2013, when the fund launched, through May 2014. In March 2008, Dr. Fiorino founded a start-up biotechnology company, EnzymeRx, and served as President and Chief Executive Officer. At EnzymeRx, Dr. Fiorino successfully developed pegylated uricase through phase II studies and led its sale to 3SBio. After closing this transaction in November 2010, Dr. Fiorino served as a consultant to several biotechnology and pharmaceutical companies until joining Greywall. Before founding EnzymeRx, Dr. Fiorino was a biotechnology analyst and portfolio manager for healthcare hedge funds at Pequot Capital and Sands Point Partners and at Citigroup Asset Management, and a sell-side pharmaceuticals equity research analyst at JP Morgan. Dr. Fiorino received his MD and PhD from the Albert Einstein College of Medicine and a BS in Biology from the Massachusetts Institute of Technology, and trained in medicine and dermatology at the Hospital of the University of Pennsylvania.

Chaim Lebovits joined the Company in July 2007 as President. Mr. Lebovits controls ACC HOLDINGS INTERNATIONAL, and its subsidiaries ACC Resources, specializing in the mining, oil and energy industries, and ACC BioTech, which is focused on biotechnology. He has been at the forefront of mining and natural resource management in the African region for over a decade and has spent years leading the exploration and development of resources in West Africa and Israel and served as a member of the Board of several companies in the industry. Mr. Lebovits has also held senior positions for the worldwide Chabad Lubavitch organization, the largest Jewish organization in the world today.

Liat Sossover joined the Company in June 2010 as our Chief Financial Officer. From 2001 until June 2010, Ms. Sossover served as the Vice President of Finance of ForeScout Technologies, an international high tech company in the network security solutions field. In such role, Ms. Sossover managed all financial and accounting aspects. Prior to that, Ms. Sossover served as VP of Finance and Secretary of Maximal Innovative Intelligence, a high tech company in the field of business intelligence solutions, which was acquired by Microsoft. She has held positions as Chief Financial Officer at Real Time Synthesized Entertainment Technology Ltd (RT-Set), currently known as Vizrt Ltd., a publicly traded company in Norway. Vizrt provides real-time 3D graphics and asset management tools for the broadcast industry. Ms. Sossover served as Financial Controller for BVR Systems (1998), Ltd., currently known as RVB Holdings Ltd., a company that is traded on Nasdaq, which develops, manufactures and markets simulation systems for military applications, which was later was acquired by Elbit Systems. Ms. Sossover holds an MBA from Edinburgh University, and a Bachelor's degree in Accounting & Economics from Ben Gurion University.

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Uri Yablonka joined the Company on June 6, 2014 as Chief Operating Officer and as a member of the Board. Prior to joining the Company, Mr. Yablonka served since December 2010 as owner and General Manager of Uri Yablonka Ltd., a business consulting firm. He also served since January 2011 as Vice President, Business Development at ACC International Holdings Ltd. (“Holdings”). Holdings is also an affiliate of ACCBT Corp. Prior to serving with Holdings Mr. Yablonka served as Senior Partner of PM-PR Media Consulting Ltd. From 2008 to January 2011 Mr. Yablonka was Senior Partner at PM-PR Media Consulting Ltd., where he led public relations and strategy consulting for a wide range of governmental and private organizations. From 2002 to 2008 he served as a correspondent at the Maariv Daily News Paper, including extensive service as a Diplomatic Correspondent.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2013 and 2012 earned by our former Chief Executive Officer, our President, our Chief Financial Officer and our Director of Research and Development (the Named Executive Officers). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table (*)

						Option	All Other
		Salary		Bonus		Awards	Compensation
Name and Principal Position	Year	($)		($)		($) (1) (2)	($)(3)	Total ($)
Alon Natanson (4)	2013	117,000		-		-	94,000	211,000
Former Chief Executive Officer	2012	-		-		-	-	-

Chaim Lebovits (5)	2013	-		-		-	-	-
President	2012	-		-		-	-	-

Adrian Harel (6)	2013	130,000		11,000		-	70,000	211,000
Former Director of Research and Development	2012	121,438		60,000	(7)	16,005	71,257	268,700

Liat Sossover	2013	106,000		-		16,000	65,000	187,000
Chief Financial Officer	2012	99,330	(8)	20,000	(9)	13,719	56,073	189,122

(*) The Named Executive Officers were paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the end of month’s rate between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.

(1) The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2013 and fiscal 2012. ASC 718 fair value amount as of the grant date for stock options generally is spread over the number of months of service required for the grant to vest.

(2) The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note(8)(B)(2)(a) to Consolidated Financial Statements.

(3) Includes management insurance (which includes pension, disability insurance and severance pay), payments towards such employee’s education fund, Israeli social security and amounts paid for use of a Company car and cellular phone. Each Named Executive Officer also receives gross-up payments for the taxes on these benefits.

(4) Mr. Natanson joined the Company on February 1, 2013 as our Chief Executive Officer and resigned effective October 28, 2013.

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(5) On August 1, 2013, the Company appointed Chaim Lebovits, the President of the Company, as its Principal Executive Officer, and to assume the duties and responsibilities of the Chief Executive Officer on an interim basis while the Company searched for a new Chief Executive Officer. Mr. Lebovits was not compensated for these services. A new Chief Executive Officer was appointed on June 9, 2014.

(6) Dr. Harel joined the Company on January 24, 2011 as our Chief Operating Officer and Acting Chief Executive Officer. On June 11, 2012, Dr. Harel was appointed Chief Executive Officer and Director of Research and Development. On February 1, 2013, Dr. Harel ceased serving as our Chief Executive Officer. On December 24, 2013, Dr. Harel informed the Company of his resignation from his position with the Company.

(7) On August 1, 2012, the GNC Committee approved: (i) a $50,000 cash bonus in recognition of Dr. Harel’s efforts in completing the Company’s 2012 financing transaction; and (ii) a $10,000 cash bonus for Dr. Harel achieving individual performance goals.

(8) On August 1, 2012, the GNC Committee approved a 10% increase in Ms. Sossover’s base salary (from NIS29,000 to NIS31,900, monthly).

(9) On August 1, 2012, the GNC Committee approved a $20,000 cash bonus in recognition of Ms. Sossover’s efforts in completing the Company’s 2012 financing transaction.

(10) On December 31, 2013, the GNC Committee approved a grant of 100,000 stock options to Ms. Sossover at an exercise price of $0.18 per share.

Executive Employment Agreements and Termination of Employment and Change-in-Control Arrangements

Alon Natanson

Pursuant to his employment agreement dated January 24, 2013, while employed by the Company Mr. Natanson was entitled to a monthly salary of 53,000 NIS (approximately $14,200). Mr. Natanson also received other benefits that are generally made available to our employees, including pension and education fund benefits. Mr. Natanson was provided with a Company car and cellular phone, and a gross-up payment for any taxes relating thereto. Mr. Natanson also received a grant of a stock option (the Initial Grant) on January 24, 2013 (the Grant Date) for the purchase of 4,000,000 shares of the Company’s Common Stock, which would have vested and become exercisable as to 33 1/3% of the shares on the first anniversary of the Grant Date (the Initial Vesting Date) and the remainder of the shares would vest and become exercisable in equal monthly installments on each of the 36 monthly anniversaries following the Initial Vesting Date. The exercise price for the Initial Grant was $0.29 per share. In the event that prior to the first anniversary of the Grant Date (and provided that Mr. Natanson was then actively employed by us): (i) we raised $10 million or more in one transaction; (ii) the shares of the Company were admitted for trading on NASDAQ; and (iii) we were granted the approval of the FDA to conduct clinical trials in the United States, then on the first anniversary of the Grant Date, Mr. Natanson would have been granted an additional stock option for the purchase of an additional 2,000,000 shares of the Company’s Common Stock upon the same terms as the Initial Grant. On July 28, 2013, Alon Natanson informed the Company of his resignation from his position with the Company effective 90 days after the notice. As of October 28, 2013, Mr. Natanson was no longer employed by the Company and forfeited any right to the foregoing compensation.

Chaim Lebovits

Currently, we do not have an employment agreement with Mr. Lebovits and he is not entitled to receive any compensation from us at this time.

Liat Sossover

Pursuant to her employment agreement dated June 23, 2010, Ms. Sossover is entitled to a monthly salary of 31,900 NIS (approximately $9,200) per month. Ms. Sossover is also entitled to contributions on her behalf by the Company into a manager’s insurance fund, disability insurance and an education fund. Ms. Sossover is provided with a Company car and cellular phone, and a gross-up payment for any taxes relating thereto.

Adrian Harel

Pursuant to his employment agreement dated January 23, 2011, as amended effective August 1, 2011, Dr. Harel was entitled to a monthly salary of 39,000 NIS (approximately $11,100). Dr. Harel also received other benefits that are generally made available to our employees. Dr. Harel was provided with a company car and a gross-up payment for any taxes relating thereto. On December 24, 2013, Dr. Harel informed the Company of his resignation from his position with the Company.

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Tony Fiorino

On June 9, 2014, the Company and Dr. Fiorino entered into an employment agreement which sets forth the terms of Dr. Fiorino’s employment (the Agreement). Pursuant to the Agreement, Dr. Fiorino will be paid an annual salary of $275,000, to be increased annually by no less than $7,500 per year.  Dr. Fiorino will also receive other benefits that are generally made available to the Company’s employees.  Dr. Fiorino also was granted a stock option (the Fiorino Grant) on June 9, 2014 (the Grant Date) for the purchase of 5,700,000 shares of the Company’s Common Stock (the Shares), which shall vest and become exercisable as to 25% of the Shares on the first anniversary of the Grant Date (the Initial Vesting Date) and the remainder of the Shares shall vest and become exercisable in equal monthly installments on each of the 36 monthly anniversaries following the Initial Vesting Date.  The exercise price for the Fiorino Grant is $0.30 per share.

The Agreement contains termination provisions, pursuant to which (A) if the Company terminates the Agreement or Dr. Fiorino’s employment without Cause (as defined in the Agreement) or if Dr. Fiorino terminates the Agreement or his employment thereunder with Good Reason (as defined in the Agreement), the Company shall (i) continue to pay Dr. Fiorino, as severance pay, his base salary pursuant to the Company's regular payroll schedule for a period equal to four (4) months (which shall increase to six (6) months after the first anniversary of the date of the Agreement and nine (9) months after the second anniversary of the date of the Agreement) (assuming Dr. Fiorino is actively employed by the Company on such dates) from the date that Dr. Fiorino receives notice of termination of his employment with the Company (the Payment Period) or issue within 15 days of his termination a lump sum payment equivalent to such number of months of base salary; and (ii) pay Dr. Fiorino within 30 days of his termination of employment any bonus compensation that Dr. Fiorino would be entitled to receive during the Payment Period in the absence of his termination without Cause or for Good Reason; (iii) immediately vest such number of options that would have vested during the following 6 months following the date of notice of termination and (iv) shall continue to provide to Dr. Fiorino health insurance benefits during the Payment Period and; (B) if at any time within twelve (12) months after a Change of Control of the Company (as defined in the Agreement) has occurred, Dr. Fiorino's employment is terminated (x) by the Company or any successor company for any reason other than for Cause or Dr. Fiorino's disability or death (y) or by Dr. Fiorino due to a Change of Control termination, the Company shall pay or provide Dr. Fiorino the following within thirty (30) days of such termination of employment: (i) all base salary up through the date of such termination, (ii) Dr. Fiorino's target bonus compensation for the year in which the Change of Control, (iii) base salary for twelve (12) months following the date of such termination; and (iv) acceleration in full of the vesting and exercisability of all Company stock options granted to Dr. Fiorino. The foregoing severance payments are conditional upon Dr. Fiorino executing a full and general waiver and release in favor of the Company in a form reasonably acceptable to the Company.

Uri Yablonka

On June 6, 2014, our Israeli Subsidiary and Uri Yablonka entered into an employment agreement which sets forth the terms of Mr. Yablonka’s employment (the Employment Agreement). Pursuant to the Employment Agreement, Uri Yablonka will be paid a monthly salary of NIS31,900 (approximately $9,200 based on current currency exchange rates).  Mr. Yablonka will also receive other benefits that are generally made available to the Company’s employees, including pension and education fund benefits.  The Company will provide Mr. Yablonka with a Company car and cellular phone, and a gross-up payment for any taxes relating thereto.  Mr. Yablonka also was granted a stock option (the Initial Grant) on June 6, 2014 (the Grant Date) under the Company’s Global Plan for the purchase of 500,000 shares of the Company’s Common Stock, which was fully vested and exercisable upon grant.  The exercise price for the Initial Grant is $0.18 per share.

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In addition, the Company agreed to grant Mr. Yablonka a stock option under the Global Plan (or the applicable successor option plan) for the purchase of up to 200,000 shares of Common Stock (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like) of the Company (the Additional Options and each an Additional Option) on the first business day after each annual meeting of stockholders (or special meeting in lieu thereof) of the Company beginning with the 2014 annual meeting, and provided that Mr. Yablonka remains an employee of the Company on each such date. The exercise price per share of the Common Stock subject to each Additional Option shall be equal to $0.05 (subject to appropriate adjustment in the case of stock splits, reverse stock splits and the like, or changes to the Israeli Annual Option Award under the Company’s Director Compensation Plan as amended from time to time). Each Additional Option will vest and become exercisable on each monthly anniversary date as to 1/12th the number of shares subject to the option over a period of twelve months from the date of grant such that each Additional Option will be fully vested and exercisable on the first anniversary of the date of grant, provided that Mr. Yablonka remains an employee of the Company on each such vesting date.

Terms of Option Awards

All options granted to the Named Executive Officers were granted pursuant to our 2004 Global Plan or 2005 U.S. Plan and each such option expires on the tenth anniversary of the grant date.

On August 1, 2012, Dr. Harel was granted an option to purchase 70,000 shares of our Common Stock at a price per share of $0.26. Such option becomes fully vested and exercisable in 12 equal monthly installments.

On August 1, 2012, Ms. Sossover was granted an option to purchase 60,000 shares of our Common Stock at a price per share of $0.26. Such option becomes fully vested and exercisable in 12 equal monthly installments.

On December 31, 2013, Ms. Sossover was granted an option to purchase 100,000 shares of our Common Stock at a price per share of $0.18. Such option vested and became exercisable as to 1/3 of the shares subject to the option on December 31, 2014 and the remainder of the shares subject to the option vest and become exercisable over the following 24 months in equal installments.

On June 6, 2014, Mr. Yablonka was granted an option to purchase 500,000 shares of the Company’s Common Stock, which was fully vested and exercisable upon grant.  The exercise price for the Initial Grant is $0.18 per share.

On June 9, 2014, Dr. Fiorino was granted an option to purchase 5,700,000 shares of the Company’s Common Stock, which shall vest and become exercisable as to 25% of the Shares on the first anniversary of the Grant Date and the remainder of the Shares shall vest and become exercisable in equal monthly installments on each of the 36 monthly anniversaries following the Initial Vesting Date.  The exercise price is $0.30 per share.

Outstanding Equity Awards

The following table sets forth information regarding equity awards granted to the Named Executive Officers that are outstanding as of December 31, 2013. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Outstanding Equity Awards at December 31, 2013

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Adrian Harel	437,500	-		0.20	3/24/2014
	70,000	-		0.20	3/24/2014
	70,000	-		0.26	3/24/2014
Liat Sossover	400,000	-		0.18	6/23/2020
	60,000	-		0.26	8/1/2022
	-	100,000	(1)	0.18	12/31/2023

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(1) Options for the purchase of 33,333 shares will vest and become exercisable on December 31, 2014. Options for the purchase of 2,778 shares will vest and become exercisable on the last day of each month until the option is fully vested.

Stock Incentive Plans

In November 2004 and February 2005, the Board adopted and ratified the Global Plan and the 2005 U.S. Stock Option and Incentive Plan (as amended, the U.S. Plan and together with the Global Plan, the Plans), respectively, and further approved the reservation of 9,143,462 shares of our Common Stock for issuance thereunder. Our stockholders approved the Plans and the shares reserved for issuance thereunder at a special meeting of stockholders that was held on March 28, 2005.

On April 28, 2008, the Board approved the amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares. Our stockholders approved the amendment and restatement of the Plans on June 5, 2008.

On April 21, 2011, the Board approved another amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares. Our stockholders approved the amendment and restatement of the Plans on June 10, 2011.

On May 6, 2012, the Board approved another amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 9,000,000 shares. Our stockholders approved the amendment and restatement of the Plans on June 12, 2012.

Under the Global Plan, we granted a total of 13,584,985 options with various exercise prices (a weighted average exercise price of $0.16756 and expiration dates, to service providers, subcontractors, directors, officers, and employees. Under the U.S. Plan, we issued an additional 11,750,040 shares of restricted stock and options to Scientific Advisory Board members, consultants, and directors. As of June 20, 2014, there were 2,808,437 shares available for issuance under the Plans.

On July 9, 2014, the Board approved a 2014 Global Share Option Plan and a 2014 Stock Incentive Plan (together, the “2014 Plans”), which will be submitted to the stockholders at the Company’s 2014 Annual Meeting of Stockholders on August 14, 2014, and if approved will replace the Global Plan and the U.S. Plan, respectively.

Compensation of Directors

The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2013 earned by each of the directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2013

	Fees				Option
	Earned or		Stock		Awards
	Paid in		Awards		($)		Total
Name	Cash ($)		($)(1)		(1)(2)		($)
Dr. Irit Arbel	—		—		37,050	(3)	37,050
Mr. Mordechai Friedman	—		—		30,875	(4)	30,875
Dr. Abraham Israeli	—		—		40,000	(5)	40,000
Mr. Alon Pinkas	—		—		26,759	(6)	26,759
Mr. Chen Schor	60,000	(7)	—	(8)	—		60,000
Dr. Robert Shorr	—		29,900	(9)	—		29,900
Mr. Malcolm Taub	—		29,900	(10)	—		29,900

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(1) The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2013.

(2) The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note(8)(B)(2)(a) to Consolidated Financial Statements.

(3) At December 31, 2013, Dr. Arbel had options (vested and unvested) to purchase 1,348,333 shares of Common Stock.

(4) At December 31, 2013, Mr. Friedman had options (vested and unvested) to purchase 466,667 shares of Common Stock.

(5) At December 31, 2013, Dr. Israeli had options (vested and unvested) to purchase 866,664 shares of Common Stock. Dr. Israeli resigned from the Board as of April 25, 2014.

(6) At December 31, 2013, Mr. Pinkas had options (vested and unvested) to purchase 440,000 shares of Common Stock.

(7) Represents the amount paid to Mr. Schor pursuant to the Executive Director Agreement for his services as a director and consultant.

(8) At December 31, 2013, Mr. Schor had 307,791 shares of unvested restricted Common Stock.

(9) At December 31, 2013, Mr. Shorr had 43,333 shares of unvested restricted Common Stock.

(10) At December 31, 2013, Mr. Taub had vested options to purchase 100,000 shares of Common Stock and 43,333 shares of unvested restricted Common Stock.

On October 14, 2007, we implemented a compensation plan for non-employee directors. Under this compensation plan, each director was entitled to receive an option to purchase 100,000 shares of our Common Stock or 100,000 restricted shares of Common Stock. Dr. Israeli did not earn compensation in accordance with this compensation plan. In 2010, we issued an option to purchase 200,000 shares of Common Stock to Dr. Arbel under this compensation policy. In addition, in 2010, we approved the issuance of 200,000 restricted shares of Common Stock to Dr. Shorr and Mr. Taub under this compensation policy. The determination to grant equity awards in an amount greater than as set forth in the compensation plan was made at the discretion of the Board and as recognition for service on the Audit Committee by Drs. Arbel and Shorr and as recognition of service on the Board by Mr. Taub.

The Board also made the determination to issue an option to purchase 200,000 shares of Common Stock to Dr. Israeli in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

On June 27, 2011, we implemented a new Director Compensation Plan for non-employee directors (the Director Compensation Plan). Every non-employee director of the Company, other than Dr. Israeli (when he was a member of the Board) and Mr. Schor, are eligible to participate in the Director Compensation Plan. Under the Director Compensation Plan, each eligible director is granted an annual award immediately following each annual meeting of stockholders beginning with the 2011 annual meeting. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 100,000 shares of Common Stock (which amount was later increased to 200,000 shares of Common Stock, starting with the 2014 annual meeting). For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 100,000 shares of Common Stock or (ii) 100,000 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee receives (i) a nonqualified stock option to purchase 30,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 30,000 shares of restricted stock. The chair of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 50,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 50,000 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board of the Company shall also receive (i) a nonqualified stock option to purchase 100,000 shares of Common Stock or (ii) in the case of U.S. directors and at their option, 100,000 shares of restricted stock. Awards are granted on a pro rata basis for directors serving less than a year at the time of grant. The exercise price for options for U.S. directors will be equal to the closing price per share of the Common Stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the Common Stock is then traded. The exercise price for options for non-U.S. directors was $0.15 per share, and starting with the 2014 annual meeting will be $0.05 per share. Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a member of the Board on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date. On July 9, 2014, we amended and restated the Director Compensation Plan. Pursuant to the amended and restated Director Compensation Plan, the annual award to non-U.S. directors was increased to a nonqualified stock option to purchase 200,000 shares of Common Stock at an exercise price of $0.05 per share.

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On June 27, 2011 and August 1, 2012, the following grants were made under the Director Compensation Plan to the eligible directors: Dr. Arbel received a stock option to purchase 180,000 shares of Common Stock for her service as a director, chair of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 150,000 shares of Common Stock for his service as a director and chair of the Audit Committee; Mr. Pinkas received a stock option to purchase 130,000 shares of Common Stock for his service as a director and a member of the Audit Committee; Mr. Shorr received 130,000 shares of restricted stock for his service as a director and a member of the GNC Committee; and Mr. Taub received 130,000 shares of restricted stock for his service as a director and a member of the GNC Committee.

Prior to his April 25, 2014 resignation, Dr. Israeli received an annual option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per the terms of the Agreement, as described in detail in “Certain Relationships and Related Transactions”, which option is compensation for both his service as a director and as a clinical trials advisor. In addition, in December 2010 the Board granted Dr. Israeli an option to purchase 200,000 shares of Common Stock at an exercise price equal to $0.15 in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

On August 22, 2011, Mr. Schor received a grant of 923,374 shares of restricted stock and receives $15,000 per quarter for his services as a director and advisor of the Company pursuant to the terms of the Executive Director Agreement, as described in detail under “Consulting Agreement with Mr. Schor” above.

In December 2013, the Board of the Company agreed to grant to Prof. Israeli additional options in connection with the yearly grant under the Hadasit Agreement. The Hadasit Agreement was terminated effective April 25, 2014 and Prof. Israeli and Hadasit will no longer receive annual grants to purchase shares of Common Stock, and any outstanding and unvested grants made pursuant to the Hadasit Agreement ceased to vest, and the grants are valid until and may be exercised only on or before October 25, 2014.

Certain Relationships and Related Transactions

The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one (1) percent of the average of the smaller reporting company's total assets at year end for the last two fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

Research and License Agreement with Ramot

On July 12, 2004, we entered into the Original License Agreement with Ramot, a former 5% stockholder of the Company, which agreement was amended on March 30, 2006 by the Amended Research and License Agreement (described below). Under the terms of the Original Ramot Agreement, Ramot granted to us an exclusive license to (i) the inventions, know-how and results made with respect to the stem cell technology developed by the team led by Prof. Melamed and Prof. Offen in the course of the performance of the research, and the patents and pending patent applications owned by Ramot, and (ii) the results of further research to be performed by the same team on the development of the stem cell technology. Simultaneously with the execution of the Original Ramot Agreement, we entered into individual consulting agreements with Prof. Melamed and Prof. Offen pursuant to which all intellectual property developed by Prof. Melamed or Prof. Offen in the performance of services thereunder will be owned by Ramot and licensed to us under the Original Ramot Agreement.

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Under the Original Ramot Agreement, we agreed to fund further research relating to the licensed technology in an amount of $570,000 per year for an initial period of two years, and for an additional two-year period if certain research milestones were met.

In consideration for the license, we originally agreed to pay Ramot:

•	An up-front license fee payment of $100,000;
•	An amount equal to 5% of all net sales of products; and
•	An amount equal to 30% of all sublicense receipts.

On March 30, 2006 and on May 23, 2006, we entered into an Amended Research and License Agreement and an Amendment Agreement to the Amended Research and License Agreement, respectively (collectively, the “Amended Research and License Agreement”) with Ramot. Under the Amended Research and License Agreement, the funding of further research relating to the licensed technology in an amount of $570,000 per year was reduced to $380,000 per year. Moreover, under the Amended Research and License Agreement, the initial period of time that we agreed to fund the research was extended from an initial period of two (2) years to an initial period of three (3) years. The Amended Research and License Agreement also extended the additional two-year period in the Original Ramot Agreement to an additional three-year period, if certain research milestones were met.

We entered into a Second Amended and Restated Research and License Agreement with Ramot on July 26, 2007, effective July 12, 2004 (the “Second Ramot Agreement”), which amended and replaced the Amended Research and License Agreement. The Second Ramot Agreement imposed on us development and commercialization obligations, milestone and other obligations. The license was granted in consideration for (i) royalty payments ranging from three percent (3%) to five percent (5%) of all net sales and (ii) potential payments concerning sublicenses ranging from twenty percent (20%) to twenty-five percent (25%) of sublicense receipts. In addition, in the event that the research period was extended for an additional three year period in accordance with the terms of the Second Ramot Agreement, then we had to make payments to Ramot for each year of the extended research period in the amount of $380,000. As of June 30, 2007, we owed Ramot an aggregate of $513,249 in overdue payments and patent fees under the Amended Research and License Agreement.

On August 1, 2007, we obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding our payment obligations under the Second Ramot Agreement and waived all claims against us resulting from our previous breaches, defaults and non-payment under the Amended Research and License Agreement.

As of February 2011, Ramot had sold the 1,120,000 shares of Common Stock of the Company for $235,000 and the Company paid the remaining approximately $5,000 due to Ramot. There is no additional debt to Ramot.

On December 20, 2011, we entered into an Assignment Agreement with our Israeli Subsidiary (the “Assignment Agreement”), with the consent of Ramot. Under the Assignment Agreement, we assigned and transferred all of our rights, interests, titles, liabilities and obligations (the “Rights”) under the Second Ramot Agreement to our Israeli Subsidiary, effective as of January 1, 2007 and our Israeli Subsidiary agreed to assume all such Rights. We agreed to be a guarantor of all obligations of our Israeli Subsidiary under the Second Ramot Agreement and Ramot can look to us to demand compliance with the Second Ramot Agreement.

In May 2012, we, the Israeli Subsidiary and Prof. Offen entered into a Consulting Agreement, effective as of January 1, 2012, which replaced the previous consulting agreement, dated July 31, 2004, pursuant to which all work product resulting from the provision of services will vest solely with the Israeli Subsidiary and if any work product resulting from the provision of services results in the creation or development of intellectual property it will be deemed a joint invention, and will be jointly owned by Ramot and the Israeli Subsidiary.

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Investment Agreement with ACCBT Corp.

On July 2, 2007, we entered into a Subscription Agreement with ACCBT, a 23.8% stockholder and a company under the control of Mr. Chaim Lebovits, our President, pursuant to which we agreed to sell (i) up to 27,500,000 shares of our Common Stock for an aggregate subscription price of up to $5.0 million, and (ii) for no additional consideration, warrants to purchase up to 30,250,000 shares of our Common Stock. Subject to certain closing conditions, separate closings of the purchase and sale of the shares and the warrants were scheduled to take place from August 30, 2007 through November 15, 2008. The warrants originally had the following exercise prices: (i) warrants for the first 10,083,333 shares of our Common Stock had an exercise price of $0.20; (ii) warrants for the next 10,083,333 shares of our Common Stock had an exercise price of $0.29; and (iii) warrants for the final 10,083,334 shares of our Common Stock had an exercise price of $0.36. Each warrant issued pursuant to the Subscription Agreement was to expire on November 5, 2011.

Pursuant to the terms of the Subscription Agreement, as amended, and a related registration rights agreement, ACCBT has the following rights for so long as ACCBT or its affiliates hold at least 5% of our issued and outstanding share capital:

•	Board Appointment Right : ACCBT has the right to appoint 50.1% (any fractions to be rounded up to the nearest whole number) of the members of our Board and any of our committees and the Board of our subsidiary.
•	Preemptive Right : ACCBT has the right to receive thirty day notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by us, including options and rights to purchase shares. This preemptive right does not include issuances under our equity incentive plans.
•	Consent Right : ACCBT’s written consent is required for certain corporate actions, including issuance of shares (other than existing warrants and issuances under our incentive plans), amendment of our charter or bylaws, repurchase of shares, declaration or payment of dividends or distributions, related party transactions, non-ordinary course transactions involving $25,000 or more, liquidation or dissolution, the creation, acquisition or disposition of a subsidiary or entry into a joint venture or strategic alliance, a material change to our business, merger, change of control, sale of the Company, any acquisition, and any payment of cash compensation over $60,000 per year.

In addition, ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon 15 days’ written notice, that we file, or include within a registration statement to be filed, with the Securities and Exchange Commission for ACCBT’s resale of the Subscription Shares, as adjusted, and the shares of our Common Stock issuable upon exercise of the warrants.

On August 20, 2007, we received an aggregate of $1,000,000 from ACCBT, and, in connection therewith, ACCBT agreed to apply the principal amounts outstanding under a $250,000 convertible promissory note, dated as of May 6, 2007, issued to ACCBT by us towards the $5 million aggregate subscription price under the subscription agreement in exchange for shares of Common Stock (at which point the promissory note was cancelled). Accordingly, we issued to ACCBT an aggregate of 6,875,000 shares of Common Stock and a warrant to purchase an aggregate of 7,562,500 shares of Common Stock. In November 2007, we received an aggregate of $750,000 from ACCBT, and we issued to ACCBT an aggregate of 4,125,000 shares of Common Stock and a warrant to purchase an aggregate of 4,537,500 shares of Common Stock. On April 3, 2008, we closed a transaction where we received an aggregate of $750,000 from ACCBT and a permitted assignee, and we issued 2,125,000 shares of Common Stock to the permitted assignee, 2,000,000 shares of Common Stock to ACCBT and a warrant to purchase an aggregate of 4,537,500 shares of Common Stock to ACCBT. On September 8, 2008, we received an aggregate of $750,000 from ACCBT, and we issued to ACCBT an aggregate of 4,125,000 shares of Common Stock and a warrant to purchase an aggregate of 4,537,500 shares of Common Stock.

On August 18, 2009, we entered into an amendment to the Subscription Agreement (the Amendment), dated as of July 31, 2009, with ACCBT.

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Under the terms of the Subscription Agreement, ACCBT was no longer obligated to invest any further amounts in the Company. Pursuant to the Amendment, ACCBT agreed to invest the remaining amount outstanding under the Subscription Agreement up to $5.0 million in the Company, and, in return, we agreed to amend the Subscription Agreement to, among other things: (i) decrease the purchase price per share of the up to 27,500,000 shares (the Subscription Shares) of our Common Stock that ACCBT previously purchased or will purchase pursuant to the terms of the Subscription Agreement, as amended, from $0.1818 to $0.12 (the Repricing); (ii) adjust the number of shares of Common Stock issuable under the Subscription Agreement in accordance with the Repricing; (iii) extend the expiration date of all warrants (as described below); (iv) amend the exercise price of certain of the warrants from $0.36 to $0.29; and (v) revise the investment schedule of the purchase and sale of the Subscription Shares. Pursuant to the Amendment, the Repricing retroactively applied to all Subscription Shares purchased by ACCBT prior to the Amendment.

Pursuant to the Amendment, ACCBT agreed to purchase the remainder of the Subscription Shares, as adjusted, at an aggregate purchase price of $947,347 at a price per share of $0.12 in monthly installments of not less than $50,000 (with the last payment in an amount up to the maximum subscription price of $5.0 million) at closings to be held monthly beginning on August 1, 2009.

As described above, pursuant to the terms of the Subscription Agreement, we originally agreed to sell to ACCBT the Subscription Shares for an aggregate subscription price of up to $5.0 million and, for no additional consideration, if ACCBT purchased the Subscription Shares, warrants to purchase up to 30,250,000 shares of Common Stock (the Warrants). As of July 31, 2009, ACCBT had purchased an aggregate of 18,306,925 shares of Common Stock for an aggregate purchase price of $4,052,652, and the following Warrants (the Issued Warrants) had been issued to ACCBT: (i) 10,083,333 Warrants with an exercise price of $0.20; (ii) 10,083,333 Warrants with an exercise price of $0.29; and (iii) 1,008,334 Warrants (the Last Warrant) with an exercise price of $0.36. Pursuant to the Amendment, the exercise price of the Last Warrant decreased from $0.36 to $0.29. Pursuant to the Amendment, the expiration date of all of the Warrants, including the Issued Warrants, was changed to November 5, 2013 instead of November 5, 2011.

Pursuant to the Amendment and in connection with ACCBT’s completion of the investment of up to $5.0 million, we issued to ACCBT the remainder of the Warrants.

In connection with the Repricing and the Amendment, we agreed to issue 9,916,667 shares of Common Stock to ACCBT for no additional consideration in order to retroactively apply the Repricing. On October 28, 2009, we issued the 9,916,667 shares of Common Stock to various designees of ACCBT, including 5,000,000 shares to Yosef Sternberg, a former 5% stockholder of the Company.

On May 10, 2012, we entered into a Warrant Amendment Agreement with ACCBT pursuant to which we agreed, upon the effectiveness of a six month lock-up agreement entered into by ACCBT in connection with an offering, the then current expiration date of each Warrant was automatically extended by an additional 18 months (until May 5, 2015).

As of the date of this prospectus, ACCBT has purchased all of the Subscription Shares.

In sum, Warrants to purchase up to 30,250,000 shares of Common Stock were issued to ACCBT, of which 30,250,000 Warrants are presently outstanding. The outstanding Warrants contain cashless exercise provisions, which permit the cashless exercise of up to 50% of the underlying shares of Common Stock, and 10,083,333 of such Warrants have an exercise price of $0.20 and the remainder have an exercise price of $0.29.

On May 25, 2014, the Company entered into a Warrant Amendment Agreement (the Amendment) with ACCBT, pursuant to which the expiration date of each Warrant held by ACCBT was extended until November 5, 2017, in consideration of ACCBT having provided a series of waivers of their rights, including anti-dilution rights. Pursuant to the Amendment, the ACCBT Documents were amended to reflect the extension of the warrants’ expiration date.

Agreement with Abraham Israeli

On April 13, 2010, the Company, Dr. Israeli, then a member of the Board, and Hadasit entered into an Agreement, which was amended to clarify certain terms on December 31, 2011, pursuant to which Dr. Israeli agreed, during the term of the Agreement, to serve as (i) our Clinical Trials Advisor and (ii) a member of our Board. Any party may terminate the Agreement upon 30 days’ prior written notice to the other parties. In consideration of the services to be provided by Dr. Israeli to us under the Agreement, we agreed to grant options and warrants annually during the term of the Agreement for the purchase of our Common Stock, as follows:

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•	an option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share to Dr. Israeli; and

•	warrants for the purchase of 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share to Hadasit,

Such options will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

In December 2013, the Board of the Company agreed to grant to Prof. Israeli additional options in connection with the yearly grant under the Hadasit Agreement.

The Hadasit Agreement was terminated effective April 25, 2014 when Dr. Israeli resigned from the Board. The Agreement provided terms for Prof. Israeli’s service as the Company’s Clinical Trials Advisor and a member of the Company’s Board, both of which ceased on April 25, 2014. As a result of the termination of the Agreement, Prof. Israeli and Hadasit will no longer receive annual grants to purchase shares of Common Stock, and any outstanding and unvested grants made pursuant to the Agreement will cease to vest, and the grants shall be valid until and may be exercised only on or before October 25, 2014.

Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Deloitte for the audit of our financial statements for the fiscal years ended December 31, 2013 and 2012 and fees billed for other services rendered by Deloitte during those periods.

	December 31, 2013	December 31, 2012
Audit Fees (1)	$55,000	$55,000
Audit-Related Fees - XBRL	$6,000	$6,000
Tax Fees	$6,500	$6,500
Fund Raising Fees	$43,000	$49,000
All Other Fees (2)	$13,500	$2,500
Total Fees	$124,000	$119,000

(1)	Audit fees are comprised of fees for professional services performed by Deloitte for the audit of our annual financial statements and the review of our quarterly financial statements, as well as other services provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	In the year ended December 31, 2013, the services performed by Deloitte were for the Inter-Company agreement and the Sarbanes-Oxley Act. The services performed in the year ended December 31, 2012 were with respect to the Sarbanes-Oxley Act.

We did not use Deloitte for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements and generates information that is significant to our financial statements, are provided internally or by other service providers. We did not engage Deloitte to provide compliance outsourcing services.

Pre-approval Policies

Our Audit Committee is responsible for pre-approving all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

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The Board has considered the nature and amount of fees billed by Deloitte and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Deloitte’s independence.

Audit Committee Financial Expert

The Board has determined that Mordechai Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Friedman is independent as defined under applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2013 with the Company’s management. The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has discussed with Deloitte its independence and has received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining Deloitte’s independence. Based on such reviews and discussions, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

AUDIT COMMITTEE
Mordechai Friedman (Chair)
Dr. Irit Arbel
Alon Pinkas

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock (collectively, the “Reporting Persons”), to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2013, all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act, except for the following:

•	ACC International Holdings Ltd. filed two late Form 4s, reporting two transaction late.

There are no known failures to file a required Form 3, Form 4 or Form 5.

Annual Report on Form 10-K

Together with this Proxy Statement, the Company is sending a copy of its 2013 Annual Report on Form 10-K (without exhibits) to all of its stockholders of record as of July 21, 2014. The 2013 Annual Report contains the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2013 and 2012.

A copy of the Company’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended December 31, 2013 filed with the SEC may be accessed from the SEC’s website at www.sec.gov and from the Investors section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, NY 10158, Attention: Chief Executive Officer.

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Other Matters

The Board does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

An adjournment of the Meeting may be made from time to time by the chairman of the Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Meeting.

Stockholder Proposals

Proposals of stockholders intended for inclusion in the Company’s proxy statement for the annual meeting of stockholders to be held in 2015 or special meeting of stockholders held in lieu thereof in accordance with Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive offices at the following address: Brainstorm Cell Therapeutics Inc.; 605 Third Avenue, 34th Floor, New York, NY 10158 not later than March 24, 2015 in order to be included in the Company’s proxy statement relating to the 2015 meeting of stockholders. Any such proposal must also comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement relating to the 2015 meeting of stockholders.

Pursuant to Rule 14a-4 promulgated under the Exchange Act (“Rule 14a-4”), stockholders who wish to make a proposal or nominate a director at the 2015 meeting of stockholders, other than a proposal intended for inclusion in the Company’s proxy statement for the 2015 meeting of stockholders, must notify the Company not later than June 5, 2015. If a stockholder who wishes to present such a proposal fails to notify the Company by June 5, 2015, and such proposal is brought before the 2015 meeting of stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to such meeting will confer discretionary voting authority with respect to such stockholder proposal on those persons selected by management to vote the proxies. Even if a stockholder makes a timely notification, those persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with Rule 14a-4.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that stockholders submit any proposals they might have by certified mail, return receipt requested to the Company.

Incorporation by Reference

The SEC allows the Company to incorporate information “by reference” into this Proxy Statement, which means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be a part of this Proxy Statement and is being delivered to you with this Proxy Statement.

This Proxy Statement incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, a copy of which (without exhibits) is being delivered to you with this Proxy Statement and which contains important information about the Company that is not set forth in this Proxy Statement. A copy of our Annual Report on Form 10-K (with exhibits) has also been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov and from the Investor Relations section of the Company’s website at www.brainstorm-cell.com and may be obtained without charge upon written request to Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, NY 10158 Attention: Chief Executive Officer.

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By Order of the Board of Directors

/s/ Thomas B. Rosedale
Thomas B. Rosedale, Secretary
Boston, Massachusetts
July 22, 2014

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Appendix A

FORM OF CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

BRAINSTORM CELL THERAPEUTICS INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Brainstorm Cell Therapeutics Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation, on June 24, 2014, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation and, on [_____ ___], 2014, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, ratified such resolutions:

RESOLVED:	That the Certificate of Incorporation of the Corporation be amended by adding the following sentences at the end of the first sentence of Article FOURTH thereof:

“That, effective at 11:59 p.m., Eastern time, on the filing date of this Certificate of Amendment of Certificate of Incorporation (the “Effective Time”), a [one-for-ten to one-for-twenty] reverse stock split of the Common Stock shall become effective, such that each [ten to twenty] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined by the Board of Directors of the Corporation.”

SECOND: That the stockholders of the Corporation, at the Annual Meeting of Stockholders held on August 14, 2014 duly approved said proposed Certificate of Amendment of Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its              this              day of         , 2014.

Brainstorm Cell Therapeutics Inc.

By:______________________
Name:
Title:

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Appendix B

2014 Stock Incentive Plan (U.S. Plan)

BRAINSTORM CELL THERAPEUTICS INC.

2014 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2014 Stock Incentive Plan (the “Plan”) of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5) and Restricted Stock (as defined in Section 6).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

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(d) Awards to Non-Employee Directors. Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan, any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)) for up to 9,000,000 shares of common stock, $0.00005 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sub-limits contained in Section 4(b)(2):

(A) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code;

(B) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards;

(C) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards; and

(D) the pool of shares available for issuance under this Plan is the same pool of shares reserved and available for issuance under the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan Global Plan (the “Global Plan”) and, accordingly, shares issued pursuant to awards under either the Global Plan or this Plan shall reduce the number of shares available for future issuance under each plan.

(b) Sub-limits. Subject to adjustment under Section 7, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

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(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Brainstorm Cell Therapeutics Inc., any of Brainstorm Cell Therapeutics Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock (110% in the case of an Incentive Stock Option granted to a Ten Percent Owner) as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date (110% in the case of an Incentive Stock Option granted to a Ten Percent Owner). “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years (5 years in the case of an Incentive Stock Option granted to a Ten Percent Owner).

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash, by check or by wire transfer, payable to the order of the Company;

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(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 7): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 7, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No option shall provide for the payment or accrual of an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).

6.	Restricted Stock

(a) General. The Board may grant Awards (“Restricted Stock Awards”) entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

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(b) Terms and Conditions for Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. A Participant holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to shares of Common Stock, unless otherwise provided by the Board. Unless otherwise provided in the applicable Award agreement, any such dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Termination of Employment. Except as may otherwise be provided by the Board either in the Award agreement or, subject to Section 8 below, in writing after the Award agreement is issued, if any, if a Participant’s employment (or other service relationship) with the Company terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.

(3) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

7.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sub-limits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, and (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

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(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Common Stock of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (b) a sale of all or substantially all of the assets or shares of the Company to another entity, or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 7(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) For purposes of Section 7(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

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(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

8.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. A Participant’s rights to sell Common Stock may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters. Without derogating from the scope of the above, the Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to all or certain types of Awards, during which the vesting and/or exercise of Awards and/or sale of Common Stock shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, Participants will not be able to exercise the Options (or other Awards) and/or receive and/or sell the Common Stock held by or on behalf of the Participants and the Company shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions. For the avoidance of doubt, nothing contained in this Section 8(a) shall be deemed to restrict a transfer to the Company.

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(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to repricings, Section 8(i) with respect to Performance Awards or Section 9(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 7.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

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(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 8(i) (“Performance Awards”).

(2) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (l) total stockholder return, (m) net operating profit after tax, (n) pre-tax or after tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales, (r) business development activities, (s) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right, (t) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies, (u) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development, (v) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials, (w) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets, (x) new product or service releases, (y) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment and (z) improvement of financial ratings. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

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(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Dividend Equivalents will be subject to the same restrictions on transfer and forfeitability as the Performance Awards with respect to which such Dividend Equivalents were granted.

9.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 7), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 9(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

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(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

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Appendix C

2014 Global Share Option Plan

BRAINSTORM CELL THERAPEUTICS INC.
2014 GLOBAL SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as the BrainStorm Cell Therapeutics Inc. 2014 Global Share Option Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its affiliates, persons of training, experience and ability; to attract new employees, officers, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including the Award Agreement and its appendixes), the following definitions shall apply:

2.1	“Award” shall mean a grant of Options under the Plan or allotment of Shares or other equity-based award hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

2.1A	“Award Agreement” means the share Award Agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.

2.1B	“Board” means the Board of Directors of the Company.

2.2	“Cause” means (i) conviction of any felony involving moral turpitude or affecting the Company or its affiliates; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, Board or the Participant’s direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Participant’s fiduciary duties or duties of care of the Company or its affiliates; including without limitation disclosure of confidential information of the Company or its affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its affiliates.

2.3	“Chairman” means the Chairman of the Committee.

2.4	“Committee” means a share option compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board.

2.5	“Company” means BrainStorm Cell Therapeutics Inc., a Delaware State company.

2.6	“Date of Grant” means the date determined by the Board or authorized Committee as set forth in the Award Agreement.

2.7	“Employee” means a person who is employed by the Company or any affiliate.

2.8	“Expiration date” means the date upon which an Award shall expire, as set forth, with respect to Options, in Section 8.2 of the Plan, and with respect to Restricted Stock, in Section 13A.7 of the Plan.

2.9	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, the NASDAQ Global Select, Global Market or Capital Market shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

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(ii)	If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.10	Reserved

2.11	“Option” means an option to purchase one or more Shares pursuant to the Plan.

2.12	“Optionee” means a person who receives or holds an Option under the Plan.

2.12A	“Participant” means a person who receives or holds an Award under the Plan, including, to the extent applicable, Optionees.

2.13	Reserved

2.14	“Plan” means the Company’s 2014 Global Share Option Plan.

2.15	“Purchase Price” means the price for each Share subject to an Award.

2.16	“Restricted Stock” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 13A.

2.16A	“Service Provider” means a director, consultant or adviser of the Company or any affiliate, or any other person who is not an Employee.

2.17	“Share” means the common stock, US$0.00005 par value, of the Company.

2.18	“Successor Company” means any entity into which the Company is merged to or by which the Company is acquired.

2.19	“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Shares of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (ii) a sale of all or substantially all of the assets or shares of the Company to another entity.

2.20	“Vested Option” means any Option, which has already been vested according to the Vesting Dates.

2.21	“Vesting Dates” means, as determined by the Board or authorized Committee, the date as of which the Participant shall be entitled to exercise Options or part of the Options as set forth in Section 9 of the Plan.

3.	ADMINISTRATION OF THE PLAN

3.1	The Board shall have the power to administer the Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3	The Committee shall have full power and authority subject to the approval of the Board to the extent required under applicable law (and subject further to applicable laws): (i) to designate Participants; (ii) to determine the terms and provisions of respective Award Agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Award, provisions concerning the time or times when and the extent to which the Awards may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of a Participant to exercise, in whole or in part, any previously granted Award; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Shares; (vi) determine the Purchase Price of the Option (which, subject to applicable law, may be less than the Fair Market Value) (vii) to designate the type of Awards to be granted to a Participant; (viii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

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3.4	Subject to applicable law, the Board and/or the Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having a purchase price equal to, lower than or higher than the Purchase Price of the original Award so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.

3.5	Subject to the Company’s incorporation documents, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Award to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s incorporation documents, as the same may be in effect from time to time.

3.6	The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7	Subject to the Company’s incorporation documents and the Company’s decision, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Plan shall include Employees and/or Service Providers. The grant of an Award hereunder shall neither entitle the Participant to participate nor disqualify him or her from participating in, any other grant of Awards pursuant to the Plan or any other option or share plan of the Company or any of its affiliates.

5.	SHARES RESERVED FOR THE PLAN

5.1	The Company has reserved 9,000,000 authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company’s other share option plans when applicable, subject to adjustment as set forth in Section 7 below. The pool of shares available for issuance under the Plan is the same pool of shares reserved and available for issuance under the 2014 U.S. Stock Option and Incentive Plan (the “U.S. Plan”). Accordingly, shares issued pursuant to awards under either the Plan or the U.S. Plan shall reduce the number of shares available for future issuance under each plan. The shares available for issuance under the U.S. Plan and the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Award may again be subjected to an Award under the Plan or under future plans.

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5.2	Each Award granted pursuant to the Plan, shall be evidenced by a written Award Agreement between the Company and the Participant, in such form as the Board shall from time to time approve. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder, the Vesting Dates, the Purchase Price per Share and the Expiration Date. The date of grant of each Award shall be the date specified by the Board of Directors at the time such Award is made, or in the absence of such specification, the date of approval of the Award by the Board of Directors.

6.	PURCHASE PRICE

6.1	The Purchase Price of each Share subject to an Award shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Award Agreement will contain the Purchase Price determined for each Participant.

6.2	The Purchase Price shall be payable upon the exercise of and/or the purchase of an Award in cash, check or wire transfer. The Purchase Price shall be denominated in the currency of the primary economic environment of, at the Company’s discretion, either the Company or the Participant (that is the functional currency of the Company or the currency in which the Participant is paid).

7.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Participant’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

7.1	In the event of Transaction, the unexercised or restricted portion of each Award then outstanding under the Plan shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the stockholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made to the number of shares and Purchase Price so as to reflect such actions and all other terms and conditions of the Award Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final.

7.2	Notwithstanding the above, subject to all applicable law and unless determined otherwise with respect to a specific outstanding Award, the Board or the Committee shall have the absolute discretion, power and authority to determine, in the event of a Transaction where the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Awards, the effect of the Transaction on the unexercised, unvested or restricted portion of Awards outstanding immediately prior to the effective time of the Transaction, which may include any one or more of the following, whether in a manner equitable or not among individual Participants or groups of Participants: (i) that the Vesting Dates of all or a portion of the outstanding Awards shall be accelerated so that any unvested or restricted Award or the relevant portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction or on another date and/or dates or at an event and/or events as the Committee shall determine at its sole and absolute discretion, provided that unless otherwise determined by the Committee, the exercise and/or vesting of all Awards that otherwise would not have been exercisable and/or vested in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction; and/or (ii) that all or a portion or certain categories of the outstanding unexercised or restricted Awards shall be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will receive monetary or other consideration, in the amount and under the terms determined by the Committee at it sole and absolute discretion; and/or (iii) that an adjustment or interpretation of the terms of the Awards shall be made in order to facilitate the Transaction and/or otherwise as required in context of the Transaction.

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7.3	For the purposes of Section 7.1 above, an Award shall be considered assumed or substituted if, following the Transaction, the Award shall confer the right, to purchase or receive, for each Share underlying such Award immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the holders of shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Award to be solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding Shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Awards for awards of the Successor Company or its parent or subsidiary, such Award will be substituted for any other type of asset or property including cash which is fair under the circumstances.

7.4	If the Company is voluntarily liquidated or dissolved while unexercised Awards remain outstanding under the Plan, the Company shall immediately notify all unexercised Award holders of such liquidation, and the Participants shall then have ten (10) days to exercise any unexercised Vested Option or vested Award held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Awards will terminate immediately.

7.5	If the outstanding Shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), Share split or reverse Share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Awards theretofore granted, and/or the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Awards have not yet been exercised, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).

7.6	The Participant acknowledges that Participant’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Participant unconditionally agrees and accepts any such limitations. Without derogating from the scope of the above, the Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to all or certain types of Awards, during which the vesting and/or exercise of Awards and/or sale of Shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, Participants will not be able to exercise the Options (or other Awards) and/or receive and/or sell the Shares held by or on behalf of the Participants and the Company shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions.

8.	TERM AND EXERCISE OF OPTIONS

8.1	Options shall be exercised by the Participant’s by giving written notice of to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

8.2	Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the date set forth in the Award Agreement; (ii) the expiration of ten (10) years from the Date of Grant; or (iii) the expiration of any extended period in any of the events set forth in Section 8.5 below.

8.3	The Options may be exercised by the Participant in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 8.5 below, the Participant is an Employee or a Service Provider at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

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8.4	Subject to the provisions of Section 8.5 below, in the event of a termination of Participant’s employment or service, all Options granted to such Participant shall immediately expire effective as of the Date of Termination. Unless otherwise approved by the Committee, the “Date of Termination” shall be the effective date of termination of the Participant’s employment or engagement as a service provider.

8.5	Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Participant’s Award Agreement, unless the term of the Option earlier expires pursuant to Section 8.2, an Option may be exercised after the Date of Termination of Participant’s employment or service during an additional period of time beyond the Date of Termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

8.5.1	termination is without Cause, in which event the Vested Options still in force and unexpired may be exercised within a period of three (3) months after the Date of Termination,; or

8.5.2	termination is the result of death or disability of the Participant, in which event the Vested Options still in force and unexpired may be exercised within a period of twelve (12) months after such Date of Termination; or-

8.5.3	prior to the date of such termination, the Committee shall authorize an extension of the term of all or part of the Vested Options beyond the Date of Termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

8.5.4	For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately expire and terminate, and the Participant shall not have any right in respect of such outstanding Options.

8.6	To avoid doubt, Participants shall not have any of the rights or privileges of stockholders of the Company, in respect of any Shares purchasable upon the exercise of an Option, nor shall they be deemed to be a class of stockholders or creditors of the Company for the purpose of all applicable law, until registration of the Participant as holder of such Shares in the Company’s register of stockholders upon exercise of the Option in accordance with the provisions of the Plan

8.7	Any form of Award Agreement authorized by the Plan may contain such other provisions, not inconsistent with the Plan, as the Board may, from time to time, deem advisable.

9.	VESTING OF OPTIONS

9.1	Subject to the provisions of the Plan, Options shall vest at the Vesting Dates set forth in the Option Agreement. However no Option shall be exercised after the Expiration Date.

9.2	An Option may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

10.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Shares under any Award, including upon exercise of an Option granted under the Plan is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Participant (or his legal representative, heir or legatee, in the event of the Participant’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations of the United States or any other state having jurisdiction over the Company and the Participant.

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11.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) held by the Participant or by a trustee, as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents, as amended from time to time and subject to any applicable taxation on distribution of dividends.

12.	RESTRICTIONS ON TRANSFERABILITY, ASSIGNABILITY AND SALE OF OPTIONS AND SHARES

12.1	No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, or given as collateral nor any right with respect thereto may be given to any third party whatsoever, other than by will or by the laws of descent and distribution or as specifically otherwise allowed under the Plan and during the lifetime of the Participant, each and all of such Participant’s rights to purchase Shares hereunder shall be exercisable only by the Participant. Any action made in contradiction to the aforementioned, shall be null and void.

12.2	Shares of Restricted Stock may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Participant’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 8.5.2 hereof, and as may otherwise be determined by the Committee.

13.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

The Company shall obtain the approval of the Company’s stockholders for the adoption of this Plan or for any amendment to this ISOP, if stockholders’ approval is necessary or desirable to comply with any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Awards granted to Participants under this Plan, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission.

13A.	RESTRICTED STOCK AND OTHER EQUITY-BASED AWARDS.

13A.1	Eligibility. Restricted Stock may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Board and/or Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the Purchase Price (if any) to be paid by the Participant (subject to Section 13A.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Board and/or Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Board and/or Committee may determine, in its sole discretion. Unless otherwise determined by the Board and/or Committee, the Participant shall not be permitted to sell or transfer shares of Restricted Stock awarded under this Plan during a period set by the Board and/or Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

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13A.2	Terms. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. The purchase price of Restricted Stock shall be determined by the Board and/or Committee, but shall not be less than as permitted under applicable law. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Board and/or Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Board and/or Committee has designated thereunder.

13A.3	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Board and/or Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legends required by the Board and/or Committee):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, and an Award Agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Award Agreement are on file at Brainstorm Cell Therapeutics Inc.”

13A.4	Custody. The Board and/or Committee may require that any share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.

13A.5	Rights as Stockholder. Except as provided in this Section and Section 13A.4 above and as otherwise determined by the Board and/or Committee and set forth in the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Board and/or Committee, in its sole discretion, specifies otherwise at the time of the Award.

13A.6	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recording is used.

13A.7	Termination of Engagement. In the absence of a provision specifying otherwise in the relevant Award Agreement, if a Participant’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.

13A.8	Other Equity-Based Awards. Other equity-based awards (including, without limitation, restricted stock units and performance share awards) may be granted either alone or in addition to other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Board and/or Committee may determine, including without limitation, in one or more appendixes adopted by the administrator and appended to this Plan.

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14.	AMENDMENTS OR TERMINATION

14.1	The Board may at any time, subject to the provisions of Section 14.2 below and all applicable law, amend, alter, suspend or terminate the Plan, provided, however, that (i) the Board may not extend the term of the Plan specified in Section 13 and (ii) no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Earlier termination of the Plan prior to the Termination Date shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such earlier termination.

14.2	The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan and/or the Appendixes thereto if stockholders’ approval is required under any applicable law including without limitation the U.S. securities law or the securities laws of another jurisdiction applicable to Awards granted to Participants under this Plan and/or the Appendixes thereto, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the U.S. Securities and Exchange Commission.

15.	GOVERNMENT REGULATIONS

The Plan, the granting of Awards, exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Awards shall be subject to all applicable laws, rules, regulations, approvals and consents whether of the United States, the State of Israel, or any other state having jurisdiction over the Company or the Participant, including the registration of the Shares under the United States Securities Act 1933 or under the securities act of any applicable jurisdiction, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

16.	CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Award Agreement shall impose any obligation on the Company or an affiliate to continue any Participant in its employ or service, and nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant any right to continue in the employ or service of the Company or an affiliate thereof or restrict the right of the Company or an affiliate thereof to terminate such employment or service at any time.

17.	GOVERNING LAW AND JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Israel, Delaware State or any other state of the United States in which the company is qualified to do business shall have sole jurisdiction in any matters pertaining to the Plan.

18.	TAX CONSEQUENCES

Any tax consequences to any Participant arising from the grant of Awards, exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its affiliates, or the Participant) hereunder shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by or on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

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The Company shall not be required to release any Share certificate to a Participant until all required payments have been fully made.

The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Options may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

21.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of awards to Participants of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.

22.	MULTIPLE AGREEMENTS

The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant.

23.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Awards issued to Participants under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Awards issued to any other Participant. The adoption of any such Appendix shall be subject to the approval of the Board and if required the approval of the stockholders of the Company.

*    *    *

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Appendix A — Israel

BRAINSTORM CELL THERAPEUTICS INC.
TO THE AMENDED AND RESTATED 2014 GLOBAL SHARE OPTION PLAN

1.	GENERAL

1.1.	This appendix (the “Appendix”) shall apply only to participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 2014 Global Share Option Plan of BrainStorm Cell Therapeutics Inc (hereinafter: the “Plan”), which applies to the issuance of Awards granted as Shares, or as Options to purchase Shares of BrainStorm Cell Therapeutics Inc. (hereinafter: the “Company”). According to the Plan, Awards may be issued to employees, directors, consultants and service provides of the Company or its affiliates

1.2	This Appendix is effective with respect to Awards granted as of July 1, 2014 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3.	This Appendix is to be read as a continuation of the Plan and only modifies Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.5.	The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.6.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant.

2.3	“Capital Gain Award (CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4	“Controlling Stockholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.
2.4A	“Deposit Requirements” shall mean with respect an Approved 102 Trustee Award, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as an Approved 102 Trustee Award. As of the time of approval of this Appendix, the ITA guidelines regarding Deposit Requirements for Capital Gains Awards require that the Trustee be provided with (a) a copy of resolutions approving Awards intended to qualify as Capital Gains Awards within 45 days of the date of approval of such Award, including full details of the terms of the Award, and (b) a copy of the Participant’s consent to the requirements of the Capital Gains Awards within 90 days of the approval of such Award, and (c) with respect to an Award of Restricted Share, either a share certificate and copy of the Company’s share register evidencing issuance of the Shares underlying such Award in the name of the Trustee for the benefit of the Participant, or deposit of the Shares with a financial institution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the approval of such Award.

2.5	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Stockholder, all as determined in Section 102 of the Ordinance.

2.6	“ITA” means the Israeli Tax Authorities.

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2.7	“Non-Employee” means a consultant, adviser, service provider, Controlling Stockholder or any other person who is not an Employee.

2.8	“Ordinary Income Award (OIA)” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.9	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.

2.10	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.11	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.13	“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

2.13A	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.14	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS

3.1	The persons eligible for participation in the Plan as Participants shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees and/or Controlling Stockholders may only be granted 3(i) Options.

3.2	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards. The Company’s designation will be indicated in the Award Agreement.

3.3	The grant of Approved 102 Awards shall be made under this Appendix adopted by the Board. No Approved 102 Awards may be made effective pursuant to this Appendix until 30 days after the date upon which the requisite filings required by the ITO and the Rules have been made with the ITA, including the filing of the Plan and this Appendix.

3.4	Approved 102 Awards may either be classified as Capital Gain Awards (“CGAs”) or Ordinary Income Awards (“OIAs”). The Company’s designation will be indicated in the Award Agreement.

3.5	No Approved 102 Awards may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

3.6	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

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4.	TRUSTEE

4.1	Each Approved 102 Award will be deemed granted on the date approved by the Board and/or Committee and stated in a written or electronic notice by the Company, provided that the Company has also complied with any applicable requirements set forth by the ITA for compliance with Section 102 requirements by the Company and the Trustee. The Trustee and the Participant granted an Approved 102 Award shall comply with the Ordinance, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the Ordinance specifically includes compliance with the Rules. Further, the Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102 and the Deposit Requirements. Approved 102 Awards which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be deposited or issued to the Trustee in compliance with the Deposit Requirements and held in trust by the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA) for the benefit of the Participants for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102. After termination of the Holding Period, the Trustee may release such Awards and any Shares issued with respect to such Award, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable tax due pursuant to the Ordinance or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the Ordinance. The Trustee shall not release any Approved 102 Award or Shares issued with respect to the Approved 102 Award prior to the full payment of the Participant’s tax liabilities. If an Award is exercised or settled after the Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Participant, either (i) be issued in the name of the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA), or (ii) be transferred to the Participant directly, provided that the Participant first complies with all applicable provisions of the Plan and this Appendix.

4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any Shares allocated or issued upon exercise of such Awards.

4.3	With respect to any Approved 102 Award, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Participant shall not sell or release from trust any Share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable Award Agreement and applicable law. If any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any Rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant. To avoid doubt such sale or release during the Holding Period will result in different tax ramifications to the Participant under Section 102 of the Ordinance and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the Holding Period).

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4.4	Upon receipt of Approved 102 Award, the Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Share granted to him thereunder.

4.5	To avoid doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of Restricted Stock and other equity-based Awards as Approved 102 Awards is subject to the approval and confirmation of the ITA.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and exercised, shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Option), the vesting provisions and the exercise price.

No Award may be granted pursuant to the Plan to any person serving as a director or officer (Nose Misra) of an Affiliate at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors and office holders (Nose’i Misra) under applicable law.

6.	FAIR MARKET VALUE

Without derogating from Section 2.9 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	EXERCISE OF OPTIONS

Options shall be exercised by the Participant by giving a written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the option is being exercised.

8.	ASSIGNABILITY AND SALE OF AWARDS

8.1.	Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Participant each and all of such Participant’s rights to purchase and/or receive Shares hereunder shall be exercisable only by the Participant.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2	As long as Options or Shares purchased pursuant to thereto are held by the Trustee on behalf of the Participant, all rights of the Participant over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1.	With regards to Approved 102 Awards, the provisions of the Plan and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102, the Rules and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Award Agreement.

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9.2.	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Award Agreement, shall be considered binding upon the Company and the Participants.

10.	DIVIDEND

Subject to the Company’s incorporation documents, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised options) allocated or issued upon the exercise of Options, and/or issuance of Shares, and held by the Participant or by the Trustee as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder. In the event a share dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as Approved 102 Awards, such dividend and/or rights shall also be subject to the provisions of this Appendix and the Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

10A.	MISCELLANEOUS

To avoid doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of certain types of equity-based Awards as Approved 102 Awards is subject to the confirmation and approval of the ITA.

It is further clarified that all awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

11.	TAX CONSEQUENCES

11.1	Any tax consequences arising from the grant of any Award, exercise of any Option, from the issuance, sale or transfer of Shares, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise of Options and/or sale of Shares held by or on behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, including penalties, pursuant to applicable tax laws, regulations and rules.

11.2	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Participant until all required payments have been fully made.

11.3	With respect to Unapproved 102 Award, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

C-15

12.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

*****

C-16

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Dr. Irit Arbel 02 Mordechai Friedman 03 Alon Pinkas 04 Chen Schor 05 Dr. Robert Shorr
06 Malcolm Taub 07 Uri Yablonka

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

0000217176_1 R1.0.0.51160

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

BRAINSTORM CELL THERAPEUTICS INC.
Annual Meeting of Stockholders
August 14, 2014 at 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Anthony Fiorino, Chaim Lebovits, Liat Sossover, Uri Yablonka, and Thomas B. Rosedale, or any one of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRAINSTORM CELL THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 9:00 AM, EDT on August 14, 2014, at the offices of BRL Law Group LLC, 425 Boylston Street, Third Floor, Boston, MA 02116 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000217176_2 R1.0.0.51160